UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
SUN COUNTRY AIRLINES HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

DEAR FELLOW STOCKHOLDERS:	Jude Bricker Chief Executive Officer	Jennifer Vogel Chair, Board of Directors

In 2024, we set many new records to be proud of: record revenues, record passenger volumes, and record departures. Our diversified model continues to demonstrate that not all airlines are alike. Together with our hard-working team, we again produced margins near the top of the industry – even as many of our value airline peers struggled. We are extremely proud of what we were able to accomplish and want to thank the entire Sun Country team for their dedication to our customers, our shareholders, and each other.

Our excellent, consistent performance extended across all three lines of business, including:

•	Ten consecutive profitable quarters with an all-time high total annual revenue of over $1.075 billion.

•	Increased Scheduled Service departures block hours by 12%, solidifying our position as Minnesota’s premier leisure carrier.

•

Executed an agreement with Amazon to expand our cargo operations in 2025 by an additional eight aircraft, growing from 12 to 20 aircraft. The new agreement extends through 2030 with options to further extend through 2037 and revised economics reflecting the realities of the post-pandemic cost environment.

•	Expanded Charter revenues by 4%, showing particular strength in our steady sports charter business.

•	Flew more passengers, had more departures, and sold more seats in 2024 than any other year. In total, we flew approximately 5 million passengers and had over 53,009 departures.

•	Launched a new mobile app to enhance the travel experience for Sun Country customers.

•	Awarded 2024 Low Cost Carrier of the Year by CAPA-Centre for Aviation.

•	Earned the worldwide Airline Industry Achievement Market Leader Award of 2025 from Aviation Week’s Air Transport World for our unique model and reliably exceptional results.

Looking to 2025, we know that volatile industry and macro-economic dynamics may provide challenges. We firmly believe that by leveraging the strength of our unique and diversified business model and strategic fundamentals, Sun Country is well positioned to successfully navigate these uncertain times. We have much to be excited about:

•	As the airline industry struggles to receive deliveries from the OEMs, we have already acquired seven passenger aircraft that we lease to other carriers, which will support our growth through 2026.

•	As our industry adjusts growth to a slow down in passenger demand, we’ll be focused on cargo expansion with contracted rates for stability.

•

Our significant growth in the company’s hometown of Minneapolis, serves as an opportunity to continue to drive customer loyalty initiatives. This year we are excited to roll out enhancements to our loyalty program offering, including transitioning our cobranded credit card program to a new bank partner, Synchrony.

We are able to accomplish all this due to our outstanding team of nearly 3,200 Sun Country aviation professionals. Whatever the future holds, we are confident Sun Country will continue to deliver the great product and reliable performance that our customers and shareholders value. Thank you for your support.

Chief Executive Officer	Chair, Board of Directors

Sun Country Airlines

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

SUN COUNTRY AIRLINES HOLDINGS, INC.

2005 Cargo Road

Minneapolis, MN 55450

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Sun Country Airlines Holdings, Inc. (the “Company” or “Sun Country”). The Annual Meeting will be held virtually on June 11, 2025, at 9:00 a.m. Central Time. The Annual Meeting can be accessed by visiting www.proxydocs.com/SNCY where you will be able to listen to the meeting live, submit questions and vote online. The Annual Meeting is being held for the following purposes:

1.

To reelect Thomas C. Kennedy, Gail Peterson, and Jennifer Vogel to the Board as Class I directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2028;

2.	To vote, on a non-binding, advisory basis, to approve the compensation of the Company’s Named Executive Officers (“NEOs”);

3.	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.	To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share (“common stock”), of record at the close of business on April 14, 2025, are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Central Time, on June 11, 2025, to allow ample time for online check-in. A complete list of stockholders entitled to vote at the Annual Meeting will be available upon request during ordinary business hours at the Company’s principal place of business located at 2005 Cargo Road, Minneapolis, MN 55450, from Rose Neale, Chief Legal Officer, at least 10 days before the Annual Meeting.

We will furnish proxy materials to our stockholders via the Internet to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery. Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

If you have questions about the Annual Meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact www.investorelections.com/SNCY.

April 25, 2025	By order of the Board of Directors,
Chief Legal Officer, Senior Vice President, and Corporate Secretary

Sun Country Airlines

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend Sun Country Airlines Holdings, Inc.’s Annual Meeting, please submit your proxy or voting instructions as soon as possible. We strongly encourage you to submit your voting instructions.

We encourage you to submit your proxy or voting instructions via the Internet, which is convenient and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Some Questions You May Have Regarding This Proxy Statement” beginning on page 1 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

The proxy materials and proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, are available on the Internet at ir.suncountry.com.

Sun Country Airlines

Sun Country Airlines

SOME QUESTIONS YOU MAY HAVE
REGARDING THIS PROXY STATEMENT

SUN COUNTRY AIRLINES HOLDINGS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders of Sun Country Airlines Holdings, Inc. to be held on June 11, 2025

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors” or “Board”) of Sun Country Airlines Holdings, Inc. (the “Company” or “Sun Country”) is soliciting proxies for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on June 11, 2025, at 9:00 a.m., Central Time. As a stockholder as of the close of business on April 14, 2025, which is the record date (the “Record Date”) fixed by the Board of Directors, you are invited to attend the Annual Meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024 is available to review with this proxy statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 25, 2025. The Notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, online.

What proposals will be voted on at the Annual Meeting?

The three matters scheduled to be voted on at the Annual Meeting are:

1.

To reelect Thomas C. Kennedy, Gail Peterson, and Jennifer Vogel to the Board as Class I directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2028;

2.	To vote, on a non-binding, advisory basis, to approve the compensation of the Company’s NEOs; and

3.	The ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How can I attend the Annual Meeting?

The Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and submit questions at the Annual Meeting by visiting www.proxydocs.com/SNCY. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, follow the instructions from your broker or bank to access the Annual Meeting.

The webcast of the Annual Meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting at least 15 minutes prior to the start time to allow reasonable time for the check-in procedures.

Who can vote at the Annual Meeting?

Anyone owning shares of common stock at the close of business on April 14, 2025, the Record Date for this year’s Annual Meeting, is entitled to attend and vote on all items properly presented at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or

2025 Proxy Statement	Sun Country Airlines	1

Proxy Statement

by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank, or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote electronically at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by proxy or electronically at the Annual Meeting.

During the Annual Meeting—go to www.proxydocs.com/SNCY.

•

You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

•

You may vote by telephone. To vote over the telephone, call toll-free 866-390-5402 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 10, 2025.

•

You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/SNCY to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 10, 2025.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank, or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee. Note that your broker, bank, or other nominee may have an earlier deadline for submission of votes than the deadline for holders of record.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•	Providing another proxy, or using any of the available methods for voting, with a later date;

•	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

2	Sun Country Airlines	2025 Proxy Statement

Proxy Statement

•

Attending the Annual Meeting and voting electronically. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank, or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The person named in the proxy has been designated as a proxy for the Annual Meeting by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxy’s judgment.

What are my voting rights?

Each share of common stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on April 14, 2025, the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 53,207,689 shares of common stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 2005 Cargo Road, Minneapolis, MN 55450, from Rose Neale, Chief Legal Officer, at least 10 days before the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the reelection of each of the Class I director nominees;

•	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs;

•	FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Why did I receive a one-page Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet and will not send its proxy materials via mail or electronically by email unless appropriately requested. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials.

2025 Proxy Statement	Sun Country Airlines	3

Proxy Statement

Instructions on how to access the proxy materials via the Internet, to request a printed set or to request proxy materials be emailed to you may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct the Company to send future proxy materials to you by email or mail.

You can view the proxy materials for the Annual Meeting online at www.proxypush.com/SNCY and at www.ir.suncountry.com.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank, or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal No. 3) is the only “routine” matter to be brought before shareholders at the meeting. The reelection of Class I directors (Proposal No. 1) and the non-binding (advisory) vote to approve the compensation of the Company’s NEOs (Proposal No. 2), are considered “non-routine” matters.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank, or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes “against” a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposals No. 2 and 3). However, because the outcome of Proposal No. 1 (reelection of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

4	Sun Country Airlines	2025 Proxy Statement

Proxy Statement

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal because they are “not entitled to vote” on “non-routine” matters. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Reelection of Class I Directors. Directors are elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I directors). You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote and only three persons are nominated for election, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: Non-Binding (Advisory) Vote to Approve the Compensation of our Named Executive Officers. The approval, on a non-binding, advisory basis, of the compensation paid to the Company’s NEOs requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote “against” the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 3: Ratification of Appointment of KPMG. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will also count towards the quorum requirement but will have no effect on the outcome of the vote.

Who will count the votes?

A representative of BetaNXT Inc. will tabulate the votes and act as inspector of elections.

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Rose Neale, our Chief Legal Officer, to vote on such matters at her discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available on our website at www.ir.suncountry.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and the financial statement schedules, by visiting www.investorelections.com/SNCY, calling 1-866-648-8133, or emailing your 12 digit control number to paper@investorelections.com. Capitalized terms used in, but not defined in, this proxy statement have meanings as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

2025 Proxy Statement	Sun Country Airlines	5

PROPOSAL 1—REELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. The members of each class serve staggered, three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under the Company’s bylaws and certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not less than three nor more than fifteen. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board of Directors currently consists of seven directors. Our Board of Directors consisted of eight directors until April 16, 2025, at which time Mr. Dave Davis, our former Chief Financial Officer, President and former member of our Board of Directors, resigned from the Board of Directors.

All of the nominees for Class I directors are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s certificate of incorporation and bylaws.

Required Vote

Class I directors will be elected by a plurality of the votes cast at the Annual Meeting (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I directors). Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

Certain Stockholder Rights to Nominate Directors

Under our Stockholders Agreement (as defined below), SCA Horus Holdings, LLC (the “Apollo Stockholder”), which is an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”), had the right, but not the obligation, at any time until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially owned at least 5% of our issued and outstanding common stock, to nominate a number of directors comprising a percentage of our Board of Directors in accordance with their beneficial ownership of our outstanding common stock (rounded up to the nearest whole number). As of the date of this proxy statement, Apollo has sold out of its holdings of our common stock entirely and its rights under the Stockholders Agreement have been terminated. See “Certain Relationships and Related Person Transactions—Stockholders Agreement.”

For so long as Amazon.com Services, LLC (together with affiliates, “Amazon”) holds the warrants granted to it in 2019 (the “2019 Warrants”) or any shares of common stock issued upon exercise of the 2019 Warrants and the Amended and Restated Air Transportation Services Agreement (“ATSA”) with Amazon remains in effect, Amazon will have the right to nominate a member or an observer to our Board of Directors. We refer to the director nominated by Amazon, if any, as the “Amazon Director.” As of the date of this proxy statement Amazon has not exercised its right to nominate a member or an observer to our Board of Directors.

6	Sun Country Airlines	2025 Proxy Statement

THE BOARD OF DIRECTORS

The following table sets forth certain information about our directors as of the date of this proxy statement.

Name	Age	Position

Marion Blakey	77	Director

Jude Bricker	51	Chief Executive Officer; Director

Thomas C. Kennedy	59	Director

Patrick O’Keeffe	61	Director

Gail Peterson	46	Director

Kerry Philipovitch	54	Director

Jennifer Vogel	63	Chair; Director

Class I Directors and Current Nominees

The term of the three Class I directors, Mr. Thomas C. Kennedy, Ms. Gail Peterson and Ms. Vogel, will expire at the Annual Meeting. They are each the only nominees for election as Class I directors at the Annual Meeting for a term that will expire at the 2028 annual meeting of stockholders and until each of their successors has been duly elected and qualified.

THOMAS C. KENNEDY	Independent Director
Director Since: April 2021

Background, Skills and Experience

Thomas C. Kennedy has been a member of our Board of Directors since April 2021. Mr. Kennedy currently serves as President and CEO North America of SIXT Rental Car, a role he has held since January 2025, and prior to that, Mr. Kennedy served as President and CFO since November 2020. Previously, Mr. Kennedy served as Senior Executive Vice President and Chief Financial Officer of Hertz Global Holdings from 2013 until his retirement in 2018. Hertz filed for bankruptcy protection in May 2020. Prior to joining Hertz, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Hilton Worldwide Holdings from 2008 to 2013. Between 2003 and 2007, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Vanguard Car Rental, parent company of the National Car Rental and Alamo Rental Car brands. Prior to joining Vanguard, Mr. Kennedy served in a number of financial positions with increasing responsibilities from 1992 to 2003 at Northwest Airlines, Inc., a global network airline, including Senior Vice President and Corporate Controller; Vice President, Financial Planning and Analysis; Managing Director, Corporate Planning; and Director Finance and Information Services, Pacific Division, Tokyo, Japan. Mr. Kennedy graduated from Tulane University, summa cum laude and Phi Beta Kappa with a Bachelor of Arts degree majoring in Economics in 1987 where he also was a three-year letterman swimmer. Mr. Kennedy received his Master of Business Administration degree from Harvard University in 1992. Between his undergraduate and graduate studies, Mr. Kennedy worked for Merrill Lynch Capital Markets in their Public Finance investment banking division from 1987 to 1990. Mr. Kennedy serves on the board of the Lobeck Taylor Family Foundation.

Key Qualifications

Mr. Kennedy is a valuable member of the Board of Directors because of his experience as an executive at large public companies and his financial expertise.

2025 Proxy Statement	Sun Country Airlines	7

The Board of Directors

GAIL PETERSON	Independent Director
Director Since: January 2023

Background, Skills and Experience

Gail Peterson has been a member of our Board of Directors since January 2023. Ms. Peterson is a former Executive Vice President and Global Chief Marketing Officer at Ecolab, Inc. where she oversaw the company’s global brand, global communications, market research, sustainability and water partnership teams, a role she held since January 2020. Ms. Peterson previously served as marketing executive for Ecolab’s Global Healthcare business. Prior to joining Ecolab in 2016, she spent 15 years as a marketing executive at General Mills, Inc. Ms. Peterson served on the board of the Minnesota Children’s Museum and the Minnesota Chamber of Commerce. She is a member of the Executive Leadership Council and Black Executive CMO Alliance. Ms. Peterson has been named to Savoy’s “Most Influential Black Corporate Directors” and “Top 100 Executives” lists and Women’s Inc.’s “Most Influential Women in Business.” Ms. Peterson earned her bachelor’s degree in psychology from Princeton University and her MBA from Harvard Business School. Ms. Peterson is a valuable member of the Board of Directors because of her experience as an executive at two large public Minnesota-based companies and her broad marketing expertise.

Key Qualifications

Ms. Peterson is a valuable member of the Board of Directors because of her experience as a global marketing, branding, and communications executive, which provides the Board valuable insight into proven marketing and communication strategies that can span across markets and key stakeholders. She is a resource on these matters for management.

JENNIFER VOGEL	Independent Director
Director Since: October 2022

Background, Skills and Experience

Jennifer Vogel has been a member of our Board of Directors since October 2022 and has served as our Chair since March 2023. Ms. Vogel is the former Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc., where she worked until 2010 when she retired. Ms. Vogel is currently on the board of AAR Corp., a global provider of aviation services to commercial and government customers, the board of the Telluride Regional Airport Authority and on the National Council of the World Wildlife Fund, and has served on various other public company boards, including Virgin America, Inc. Recognitions include “Most Influential Corporate Board Directors” by Women’s Inc. and “Most Powerful and Influential Women in Texas” by the Texas Diversity Council and Texas Diversity Magazine, and one of the “100 Women Leaders in the Boardroom” for 2025 by Board Prospects. Ms. Vogel earned her BBA from the University of Iowa and her JD from the University of Texas.

Key Qualifications

Ms. Vogel is a valuable member of the Board of Directors because of her experience as an executive with over 30 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines, her extensive legal and corporate governance expertise, her experience in regulatory issues, mergers and acquisitions, ethics and compliance matters and her experience as a director of four other public companies.

8	Sun Country Airlines	2025 Proxy Statement

The Board of Directors

Class II Directors

The term of the following two Class II directors will expire at the annual meeting of stockholders in 2026.

MARION BLAKEY	Independent Director
Director Since: December 2021

Background, Skills and Experience

Marion Blakey has been a member of our Board of Directors since December 2021. Ms. Blakey currently serves as a non-executive director for Eve Air Mobility and on the advisory boards of Radia and Sunrise Transportation Holdings, having retired from Rolls-Royce North America Inc. in 2018 as President and Chief Executive Officer. Prior to joining Rolls-Royce, Blakey served as President and Chief Executive Officer of the Aerospace Industries Association for eight years. From 2002 to 2007, Blakey was Administrator of the Federal Aviation Administration. Prior to 2002, she held several senior positions including Chairman of the National Transportation Safety Board and Administrator of the U.S. Department of Transportation’s National Highway Traffic Safety Administration, as well as ran her own consulting firm focusing on transportation and infrastructure issues. Ms. Blakey has received numerous honorary degrees and awards including the National Aeronautic Association’s 2011 Henderson Trophy, Aviation Week & Space Technology’s 2013 Laureate Award, and the National Aeronautic Association’s 2013 Wright Brothers Memorial Trophy, and most recently, the Carol B. Hallett Award from the U.S. Chamber of Commerce and the L. Welch Pogue Award from Aviation Week & Space Technology and the International Aviation Club. Ms. Blakey’s board experience is vast, and includes recent roles serving on the board of Alaska Airlines Group, Cobham LLC, Aerojet Rocketdyne, and NASA’s National Advisory Council. Ms. Blakey graduated from Mary Washington College of the University of Virginia before continuing graduate work at Johns Hopkins University, School of Advanced International Studies.

Key Qualifications

Ms. Blakey is a valuable member of the Board of Directors because of her experience in the airline industry, including her leadership positions in both the private and public sectors (including with our primary regulator), and her past experience as a director of other public companies, as well as her deep expertise in safety oversight and administration.

PATRICK O’KEEFFE	Independent Director
Director Since: April 2022

Background, Skills and Experience

Patrick O’Keeffe has been a member of our Board of Directors since April 2022. Mr. O’Keeffe brings more than 30 years of experience in the airline industry where he worked at American Airlines Group, Inc. until his retirement in 2020. O’Keeffe is the former Senior Vice President, People for American Airlines, where from 2017 to 2020, he led American’s global People team, managing talent acquisition and development, compensation, health and wellness, pension and 401(k) management, team member engagement as well as diversity, equity and inclusion. Prior to that, he held multiple leadership positions in IT at American Airlines. He is currently an advisory board member for ID90 Travel. He earned an MBA from Rice University in Houston and a BBS in accounting and finance from the University of Limerick in Ireland.

Key Qualifications

Mr. O’Keeffe is a valuable member of the Board of Directors because of his experience as an executive at a large public company and his expertise in the airline industry, as well as his significant experience in and expertise with talent management and information technology for companies in our industry.

2025 Proxy Statement	Sun Country Airlines	9

The Board of Directors

Class III Directors

The term of the following two Class III directors will expire at the annual meeting of stockholders in 2027.

JUDE BRICKER	Chief Executive Officer
Director Since: April 2018

Background, Skills and Experience

Jude Bricker has served as our Chief Executive Officer since July 2017 and as a member of our Board of Directors since April 2018. Mr. Bricker has 20 years of experience in the aviation industry. He previously served as the Chief Operating Officer of Allegiant Travel Company from January 2016 to June 2017, as well as various other leadership roles from 2006 to 2016. As Chief Operating Officer of Allegiant Travel Company, Mr. Bricker was the senior executive responsible for marketing, network, operations, treasury, fleet, scheduling, pricing, ancillary products, digital, distribution, charters, loyalty, and investor relations. From July 2004 to May 2006, Mr. Bricker was a finance manager at American Airlines. Mr. Bricker holds a BS in Civil Engineering from Texas A&M University and an MBA from the University of Texas. Additionally, Mr. Bricker served as an infantry officer with the United States Marine Corps from 1996 to 2002. Mr. Bricker is an independent board member of SAS Airlines.

Key Qualifications

As the Company’s current Chief Executive Officer, Mr. Bricker is a valuable member of our Board of Directors because he has a direct connection to senior management and the benefit of management’s perspective on the Company’s business and immediate strategic goals. He provides leadership, extensive knowledge of the Company, and insight on the day-to-day operation of the business.

KERRY PHILIPOVITCH	Independent Director
Director Since: December 2020

Background, Skills and Experience

Kerry Philipovitch has been a member of our Board of Directors since December 2020. Ms. Philipovitch also serves on the boards of Avianca Airlines and hospitality wine management company Intervine. She served in aviation management roles for 23 years, most recently from 2010 to 2019 as Senior Vice President-Customer Experience for US Airways and, following the merger between US Airways and American Airlines, at American Airlines. She oversaw airline operations impacting critical measures of customer value, including worldwide airport customer service, and ramp and baggage operations; onboard flight service and catering; global call centers; cargo; customer planning; and service recovery. In addition to her operating responsibilities, Ms. Philipovitch worked with the NAACP and other important community partners to develop an inclusion and diversity strategy for the airline, and frequently served as a subject matter expert in educating government officials on important industry issues. Ms. Philipovitch was selected as an honoree for the Dallas Business Journal’s 2019 Women in Business Awards, an award that recognizes business leaders for impressive professional achievements and proven track record. Profiles in Diversity Journal named her as a Woman Worth Watching, and the Phoenix Business Journal selected her as one of the most influential business leaders in the Phoenix area. She has offered expert testimony in two congressional hearings. Passionate about inspiring female leaders, she frequently speaks to groups, offering advice on how to deliver results and advance their careers. Ms. Philipovitch graduated with a Bachelor of Arts in economics from Tulane University and received her Master of Business Administration from the University of Michigan.

Key Qualifications

Ms. Philipovitch is a valuable member of the Board of Directors because of her leadership and experience in the airline industry.

10	Sun Country Airlines	2025 Proxy Statement

CORPORATE GOVERNANCE

Director Independence

The Nasdaq listing standards require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. The Board of Directors has determined that Marion Blakey, Thomas C. Kennedy, Patrick O’Keeffe, Gail Peterson, Kerry Philipovitch and Jennifer Vogel are all independent directors, as such term is defined by the applicable rules and regulations of Nasdaq.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, including the risks associated with each. Our Board of Directors is also responsible for establishing accountability for our executive officers and ensuring reasonable internal controls are in place, including processes and procedures for detecting, containing, evaluating and responding to cybersecurity incidents and to evaluate the risks related to emerging technologies, artificial intelligence and our integration of any new technology. The Board of Directors is informed of the cybersecurity threats potentially facing the Company and the Company’s prevention activities on a quarterly basis, or more frequently if needed. More information on the Company’s cybersecurity policy is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Safety Committee is responsible for overseeing the risks associated with our operations, the Compensation and Human Resources Committee is responsible for overseeing executive officer succession planning, the determination of executive officer compensation and the management of risks relating to executive compensation plans. The Compensation and Human Resources Committee also reviews the Company’s human resources policies and practices and oversees the risks related thereto. The Audit Committee oversees the management of financial risks and the Nominating and Corporate Governance Committee oversees Board of Directors succession planning and governance policy and practices. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Our Board of Directors does not currently have a policy as to whether the role of Chair of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chair and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us as circumstances change.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders. Currently the committee and Board believe the best leadership structure for our Board is to split the position of CEO and Chair of the Board and to have an independent board member appointed as Chair.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chair and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2024, the Board of Directors held seven (7) Board meetings and eighteen (18) regular meetings of its committees. Our Directors had a 100% attendance rate for the meetings of the Board of Directors and 100% attendance rate for the meetings of the committees on which they served.

2025 Proxy Statement	Sun Country Airlines	11

Corporate Governance

The Board of Directors has four committees:

•	the Audit Committee;

•	the Compensation and Human Resources Committee;

•	the Nominating and Corporate Governance Committee; and

•	the Safety Committee.

The Audit, Compensation and Human Resources, Nominating and Corporate Governance and Safety committees operate under written charters which are available at the Company’s website at https://ir.suncountry.com. Committee charters are also available in print upon the written request of any stockholder. Copies of the pertinent committee charters are available on request to the Secretary at the address set forth below. The current committee composition of our Board of Directors is as follows:

Director	Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee	Safety Committee
Marion Blakey		✓		C
Jude Bricker				✓
Thomas C. Kennedy	C
Patrick O’Keeffe		C	✓
Gail Peterson		✓	✓
Kerry Philipovitch	✓		C	✓
Jennifer Vogel	✓	✓

C = Chairperson

✓ = Member

Audit Committee

The Audit Committee held a total of four (4) meetings in 2024. Our Audit Committee consists of Thomas C. Kennedy, as chairperson, Kerry Philipovitch and Jennifer Vogel.

Our Board of Directors has determined that Mr. Kennedy qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Kennedy, Ms. Philipovitch and Ms. Vogel are independent as independence is defined in Rule 10A-3 of the Exchange Act and Nasdaq’s listing standards. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual Audit Committee report to be included in our annual proxy statement;

•	to oversee and monitor our accounting and financial reporting processes;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent auditor;

•	to oversee and monitor the performance, appointment and retention of our internal audit department;

•	to discuss, oversee and monitor the Company’s risks and policies with respect to risk assessment and risk management;

•	to review the adequacy of the Company’s internal controls, processes and procedures designed to ensure compliance with laws and regulations; and

•	to monitor, oversee, and review the implementation and effectiveness of the Company’s compliance and ethics programs.

12	Sun Country Airlines	2025 Proxy Statement

Corporate Governance

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee held a total of six (6) meetings in 2024. Our Compensation and Human Resources Committee consists of Patrick O’Keeffe, as chairperson, Marion Blakey, Gail Peterson and Jennifer Vogel, each of whom is an independent director, as defined under the rules and regulations of Nasdaq. The principal duties and responsibilities of the Compensation and Human Resources Committee are as follows:

•	to review, evaluate and make recommendations to the full Board of Directors regarding our executive compensation philosophy, policies and programs;

•	to review and approve the compensation of our chief executive officer and other executive officers, including all material benefits, option or stock award grants and perquisites;

•

to review and make recommendations to the Board of Directors with respect to our executive incentive compensation plans and equity-based compensation plans, including the financial and other performance targets that must be met and access risks related thereto;

•	to govern our executive incentive compensation and equity-related plans;

•	to review and make recommendations to the Board of Directors with respect to the compensation of non-executive members of the Board of Directors;

•	to review and approve any employment, severance or similar agreement with an executive officer;

•	to review the Company’s human resources policies and practices and compensation-related policies, and oversee risks related to human capital management and diversity and inclusion;

•	to develop and recommend to the Board of Directors and periodically review an executive officer succession plan; and

•

to review and recommend to the Board of Directors any report required by applicable rules and regulations or listing standards and take such other actions as are necessary and consistent with the governing law and our organizational documents.

The Compensation and Human Resources Committee also has the authority to retain advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held a total of four (4) meetings in 2024. Our Nominating and Corporate Governance Committee consists of Kerry Philipovitch, as chairperson, Patrick O’Keeffe and Gail Peterson, each of whom is an independent director, as defined under the rules and regulations of Nasdaq. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify and interview candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

•	to recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected;

•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	to review each director’s continuation on the Board of Directors at the end of the term of such director;

•	to oversee and advise the Board of Directors and the Board Chair on governance policy, practices and matters of governance structure and the conduct of the Board;

•	to assist the Board of Directors in determining director independence;

•	to develop, recommend to the Board of Directors for approval and review the Company’s corporate governance guidelines;

2025 Proxy Statement	Sun Country Airlines	13

Corporate Governance

•	to conduct the evaluation of our CEO;

•	to develop and conduct an evaluation of the Board, including the composition of each Committee; and

•	to oversee the Company’s sustainability, objectives and progress.

The Nominating and Corporate Governance Committee also has the authority to retain advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Safety Committee

The Safety Committee held a total of four (4) meetings in 2024. Our Safety Committee consists of Marion Blakey, as chairperson, Jude Bricker and Kerry Philipovitch. The principal duties and responsibilities of the Safety Committee are as follows:

•	to assist the Board of Directors with overseeing the Company’s safety and security processes, procedures and reporting and promoting a robust safety culture;

•	to monitor management’s efforts to ensure the safety of our passengers and employees;

•	to review our policies, procedures and investments and monitor our activities with respect to physical security and disaster preparedness;

•	to monitor and assist management in creating a uniform safety culture that achieves the highest possible industry standards; and

•	to periodically review all aspects of airline and employee safety and security with management and outside experts, as necessary.

The Safety Committee also has the authority to retain advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation and Human Resources Committee Interlocks and Insider Participation

Our Compensation and Human Resources Committee consists of Patrick O’Keeffe, as chairperson, Marion Blakey, Gail Peterson and Jennifer Vogel, each of whom is an independent director, as defined under the rules and regulations of Nasdaq. None of these directors has ever served as an officer or employee of the Company. During 2024, none of the members of the Compensation and Human Resources Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or Compensation and Human Resources Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation and Human Resources Committee.

Identifying and Evaluating Candidates for the Board of Directors and Succession Planning

In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee considers such factors as industry experience, financial and business expertise, public company service and other relevant education and background. The Committee considers the entirety of each candidate’s credentials and further reviews these in the context of the current make-up of the Board of Directors. In fulfilling its responsibilities, the Committee strives to maximize the board’s effectiveness by ensuring that the board is composed of individuals with skills and experiences that allow them to uniquely contribute to the company’s success and growth and for the full Board to leverage the individual skills and experience of each director in order to fulfill its oversight role, and support the interests of shareholders as a collective body. The Company may engage executive search firms to assist the Nominating and Corporate Governance Committee in identifying potential new directors and in the past has engaged executive search firms in identifying potential new directors.

14	Sun Country Airlines	2025 Proxy Statement

Corporate Governance

In consultation with the Board, the Nominating and Corporate Governance Committee oversees Board of Directors succession planning. The Nominating and Corporate Governance Committee evaluates Board of Directors succession planning alternatives on an annual basis. Below is a summary of certain skills, experience and attributes that the Board considers of particular relevance:

Experience, Expertise or Attribute	Marion Blakey	Jude Bricker	Thomas Kennedy	Patrick O’Keeffe	Gail Peterson	Kerry Philipovitch	Jennifer Vogel

Airline Industry	✓	✓	✓	✓		✓	✓

Senior Executive	✓	✓	✓	✓	✓	✓	✓

Public Company Board/Governance (prior to SCA)	✓						✓

Finance/Accounting		✓	✓

Risk Management	✓	✓	✓		✓	✓	✓

Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓

Digital Technology / Innovation		✓	✓	✓	✓	✓

Legal / Regulatory	✓						✓

Sales & Marketing		✓	✓	✓	✓

Talent Management	✓	✓	✓	✓	✓	✓	✓

Operations and Aviation Safety	✓	✓				✓

Management Succession Planning

In consultation with the Board, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee, alongside the Human Resources team, periodically reviews and makes recommendations to the Board regarding formal and informal policies and procedures as it deems appropriate regarding succession plans in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the CEO, as well as succession plans for other senior management positions. The Company evaluates its succession planning alternatives on an annual basis.

Director Onboarding, Education & Performance Evaluations

The Board has delegated to the Nominating and Corporate Governance Committee the task of monitoring, in consultation with the Chairman of the Board and with the support of management, the orientation program for new directors and continuing training/education programs for all directors. The Company maintains a corporate membership with the National Association of Corporate Directors, which allows board members access to governance resources, educational materials, and a nationwide network of other directors. Directors are encouraged to undertake continuing training/education in areas that may be of particular relevance to the Company’s business. The Nominating and Corporate Governance Committee, in consultation with the full Board, conducts annual evaluations/assessments of the Board and respective Committees, including individual interviews and written performance feedback.

2025 Proxy Statement	Sun Country Airlines	15

Corporate Governance

Code of Conduct and Ethics

Our Board of Directors has adopted a code of conduct and ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://www.ir.suncountry.com. The code of conduct and ethics is available on our website.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis.

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs do not contribute to excessive risk-taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation and Human Resources Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation and Human Resources Committee is actively engaged in setting compensation systems, monitoring those systems during the year, and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation and Human Resources Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation and Human Resources Committee has retained Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting company, to advise on these matters. Meridian annually conducts a compensation risk assessment of Sun Country’s executive pay programs.

Stockholder Engagement

The Board of Directors and management routinely engage with stockholders on matters such as corporate governance, executive compensation and performance outlook, in addition to any other matters that stockholders may wish to discuss.

Communications with the Board of Directors

Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Rose Neale, Chief Legal Officer, Sun Country Airlines Holdings, Inc., 2005 Cargo Road, Minneapolis, MN 55450. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

Independent Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each annual meeting of stockholders. Thomas C. Kennedy, Marion Blakey, Patrick O’Keeffe, Gail Peterson, Kerry Philipovitch, and Jennifer Vogel each attended the 2024 annual meeting of stockholders.

16	Sun Country Airlines	2025 Proxy Statement

Corporate Governance

Insider Trading Policy; Prohibition on Hedging
Our Board of Directors has adopted a securities trading policy, which prohibits our directors, executive officers, and other designated employees from, among other things, purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in market value of our equity securities. Our securities trading policy also prohibits directors, officers, and employees from engaging in the following activities with respect to our securities: (i) short sales, (ii) buying or selling puts, calls, options, or other derivatives, and (iii) purchases of securities on margin. A copy of our insider trading policy is filed as Exhibit 19 to our Form
10-K.
Community Involvement
At Sun Country, we place tremendous value in all our stakeholders, including our customers, partners, and members of our community. As a fast-growing and dynamic airline, we know our success depends on collaboration with stakeholders, and we strive to engage with stakeholders in our community and more broadly.
Sun Country is a proud partner of the Department of Defense, and we take pride in providing charter service for our nation’s military domestically and abroad. Additionally, Sun Country is proud to help transport military veterans to Washington, D.C. aboard Honor Flights to share in a day of honor at our nation’s memorials. These trips are an important way to commemorate the courage and dedication of our nation’s veterans and provide them a day filled with reflection, support and thanks. Many of our pilots and other team members are armed forces veterans and we are proud to fly our nation’s veterans and the Department of Defense.
We are a longtime partner with
Make-A-Wish
Minnesota and provide flights for children with critical illnesses to help them safely travel to and from their wish destinations. In 2021, we made a three-year commitment to donate travel to accommodate every Wish Kid traveling anywhere that our airline flies. In 2024, we continued our commitment to donate travel to
Make-A-Wish
Minnesota by signing a new three-year agreement that automatically renews at the end of the agreement. Each December, our “Flight to the North Pole” helps bring holiday cheer to Wish Kids by “flying” them to the home of Santa Claus.
We support the development of a “workforce of tomorrow” by investing in initiatives like STARBASE STEM and Girls in Aviation, which both serve to educate and create a pipeline for historically disadvantaged students. We also sponsor the Hennepin Theatre Trust Spotlight Education program. As part of this sponsorship, we donate an all-expense-paid
trip to New York City for up to four students so that they can meet with industry professionals, participate in musical theater workshops and attend Broadway shows.
Sustainability Initiatives
Our
low-cost
business model demands that we consistently look for ways to reduce the amount of jet fuel we consume. These jet fuel reduction initiatives include the following:

•	Efficient seating —we optimize the number of seats on our planes, making each flight as fuel efficient as possible.

•	Focus on demand —we understand our customers travel needs and patterns. We conserve fuel by limiting ferry flights and flying only when and where demand exists.

•
On-the-ground
tactics
—our commitment to fuel efficiency includes tactical
on-ground
procedures, such as only using one engine to taxi around the airport and utilizing super tugs to position aircraft, which allows us to reduce fuel consumption.

•	Per-and Polyfluoroalkyl Substances (“PFAS”) —removed PFAS from the fire suppression systems contained at our headquarters and hangar buildings to comply with new environmental regulations.

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EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position

Jude Bricker	51	Chief Executive Officer; Director

Bill Trousdale	56	Interim Chief Financial Officer and Senior Vice President

Grant Whitney	48	Chief Revenue Officer and Senior Vice President

Rose Neale	50	Chief Legal Officer, Senior Vice President and Corporate Secretary

In April 2025, we announced that Mr. Dave Davis, our former President and Chief Financial Officer and former member of our Board of Directors, had resigned from his position as President and Chief Financial Officer and as a member the Board of Directors, effective as of April 16, 2025. We also announced that Mr. Gregory Mays, our former Chief Operating Officer, resigned from his position as Chief Operating Officer effective as of April 17, 2025, but will remain an employee of the Company for a period of time thereafter, to assist in the transition of his duties and responsibilities. The departures of Messrs. Davis and Mays were unrelated, with each of them deciding to pursue their own respective opportunities. The Company has implemented a transition plan related to these departures as part of a broader transition in its executive leadership team roles/responsibilities.

In connection with Mr. Davis’ departure, our Board of Directors appointed Mr. Bill Trousdale to serve as interim Chief Financial Officer while the Company undertakes a search process to identify a permanent Chief Financial Officer.

JUDE BRICKER	Chief Executive Officer and Director

Jude Bricker has served as our Chief Executive Officer since July 2017 and as a member of our Board of Directors since April 2018. Mr. Bricker has 20 years of experience in the aviation industry. He previously served as the Chief Operating Officer of Allegiant Travel Company from January 2016 to June 2017, as well as various other leadership roles from 2006 to 2016. As Chief Operating Officer of Allegiant Travel Company, Mr. Bricker was the senior executive responsible for marketing, network, operations, treasury, fleet, scheduling, pricing, ancillary products, digital, distribution, charters, loyalty, and investor relations. From July 2004 to May 2006, Mr. Bricker was a finance manager at American Airlines. Mr. Bricker holds a BS in Civil Engineering from Texas A&M University and an MBA from the University of Texas. Additionally, Mr. Bricker served as an infantry officer with the United States Marine Corps from 1996 to 2002. Mr. Bricker is a board member of SAS Airlines.

BILL TROUSDALE	Interim Chief Financial Officer and Senior Vice President

Bill Trousdale has served as our Vice President of Financial Planning & Analysis and Treasurer since 2018. Prior thereto, Mr. Trousdale worked in a number of finance executive roles at Laureate Education from 2009 to 2016, most recently in the role of Vice President of Financial Transformation. Prior to that, he held senior finance positions at Northwest Airlines and US Airways. Prior to that, he served as a Lieutenant in the United States Navy as a Nuclear Submarine Warfare Officer. Mr. Trousdale received a BS in Mechanical Engineering from MIT and an MBA from Northwestern University.

18	Sun Country Airlines	2025 Proxy Statement

Executive Officers

GRANT WHITNEY	Chief Revenue Officer and Senior Vice President

Grant Whitney has served as our Chief Revenue Officer since May 2019. Prior thereto, he spent nine years at United Airlines from 2010 to 2018, most recently in the role of Vice President of Domestic Network Planning and Aircraft Scheduling from August 2016 to March 2018. Prior to that, Mr. Whitney served as Director of International Planning at US Airways, and spent eight years at Northwest Airlines in various commercial and network-planning functions. Mr. Whitney holds a BA in Economics from Carleton College and an MBA from the Carlson School of Management at the University of Minnesota.

ROSE NEALE	Chief Legal Officer, Senior Vice President and Corporate Secretary

Rose Neale is Sun Country’s Chief Legal Officer, Senior Vice President and Corporate Secretary. Prior to being named Chief Legal Officer in April 2025, Ms. Neale held the title of General Counsel since July 2022, and prior to that, Ms. Neale was Associate General Counsel and Vice President. Ms. Neale oversees all legal matters, airport and government affairs, insurance, and facilities. Prior to joining Sun Country in 2021, she was managing counsel of Castlelake, a top quartile private equity investment advisor where she had legal oversight for Castlelake’s aviation investments, debt and equity raising. She has also practiced corporate law and was legal counsel for an investment firm. She received her JD from the University of Arizona James E. Rogers College of Law and her BS from the University of Arizona. She has a Master of Laws in Taxation from New York University School of Law. In addition, Ms. Neale serves as the Vice Chair and Chair of the National Air Carriers Association and currently serves on the Board of Directors for Minnesota Make-a-Wish, where she is the Chair of the Governance Committee.

2025 Proxy Statement	Sun Country Airlines	19

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2024 with respect to the compensation of each of our NEOs. Our NEOs for 2024, who appear in the section entitled Summary Compensation Table below, are:

Named Executive Officer	Title

Jude Bricker	Chief Executive Officer

Dave Davis	Former President and Chief Financial Officer

Gregory Mays	Former EVP, Chief Operating Officer

Rose Neale	SVP, Chief Legal Officer and Corporate Secretary

Grant Whitney	SVP and Chief Revenue Officer

In April of 2025, the Company announced changes to certain of our executive leadership team members. Mr. Dave Davis, our former President and Chief Financial Officer and former member of our Board of Directors, resigned from his position as President and Chief Financial Officer and as a member the Board of Directors, effective as of April 16, 2025. Mr. Gregory Mays, our former Chief Operating Officer, resigned from his position as Chief Operating Officer effective as of April 17, 2025, but will remain an employee of the Company for a period of time thereafter, to assist in the transition of his duties and responsibilities. The departures of Messrs. Davis and Mays were unrelated, with each of them deciding to pursue their own respective opportunities. The Company has implemented a transition plan related to these departures as part of a broader transition in its executive leadership team roles/responsibilities.

In connection with Mr. Davis’ departure, our Board of Directors appointed Mr. Bill Trousdale to serve as interim Chief Financial Officer while the Company undertakes a search process to identify a permanent Chief Financial Officer.

2024 Performance Highlights

Fiscal year 2024 proved to be another year of milestones and growth initiatives for the Company. As described in more detail in this “Compensation Discussion & Analysis,” the Compensation and Human Resources Committee designs and implements performance-based incentive compensation programs that are intended to align executives’ interests with those of our stockholders and support our financial and operational growth strategies and achievements. We believe that our executive compensation program incentivizes the Company’s executive officers to focus on continued growth, operational, and financial achievements. Specifically, the Company achieved the following performance and operational milestones during 2024:

•	Ten consecutive profitable quarters with an all-time high total annual revenue of over $1.075 billion.

•	We flew more passengers, had more departures, and sold more seats in 2024 than any other year. In total, we flew approximately 5 million passengers and had over 53,009 departures.

•

Sun Country entered into the revised ATSA with Amazon that includes an extension of the agreement through 2030 with options to further extend through 2037 and revised economics reflecting the realities of the post-pandemic cost environment.

•

We acquired three aircraft in the first quarter of 2024. We purchased one aircraft for cash and took control of two aircraft through finance lease arrangements, one of which was subsequently subleased to an unaffiliated airline. Additionally, we extended existing leases on five aircraft.

•	We launched a new mobile app to enhance the travel experience for Sun Country customers.

•	We were awarded the 2024 Low Cost Carrier of the Year award by CAPA-Centre for Aviation.

2024 Compensation Overview

During 2024, the Compensation and Human Resources Committee, based on the recommendations and insight provided by Meridian, implemented a new long-term incentive program (“LTI”) consisting of both time-based

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Executive Compensation

restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), which was approved during 2023 as part of the Compensation and Human Resources Committee’s holistic review of the Company’s compensation programs. This new LTI program reflects the fact that the prior LTI program was largely designed to incentivize alignment with the Company’s major private equity shareholder, in the form of performance-based options tied to returns of that private equity shareholder. These performance-based options fully vested during 2023, and the Compensation and Human Resources Committee recognized that as the Company continues to mature, it was important to develop and design a new long-term incentive program that would be better aligned with the business goals and objectives of a more steady-state public company and its stockholders. Going forward, the Compensation and Human Resources Committee believes it is important to align our executive compensation programs with stockholders through the use of performance-based annual and LTI awards.

As described in more detail in this “Compensation Discussion & Analysis”, certain elements of 2024 compensation reflect decisions made by the Compensation and Human Resources Committee in connection with the holistic review undertaken during 2023 and reflect the Compensation and Human Resources Committee’s ongoing efforts to maximize the alignment between executive pay and company performance. Each of the main elements of 2024 compensation and why the Company chooses to pay those elements of compensation are described in more detail below.

“Best Practices” in Compensation Governance

WHAT WE DO		WHAT WE DON’T DO

✓	Compensation and Human Resources Committee engages an independent consultant	×	No “single trigger” severance or equity award payments payable solely upon the occurrence of a change in control.

✓	Cap our incentive plans at 175% of target	×	No repricing, cash buyouts or share recycling of stock options and stock appreciation rights under our equity compensation plan

✓	Robust clawback policy	×	No excessive perquisites

✓	Majority of target direct compensation is variable or “at-risk”	×	No supplemental executive retirement (SERP) or deferred compensation plans

✓	Have double-trigger change in control provisions in our equity plans	×	No excise tax reimbursement for payments made in connection with a change in control

✓	Majority of directors are “independent”	×	No hedging or pledging of equity securities

Executive Compensation Objectives, Philosophy, and Design

Objectives. The Company’s goal for its executive compensation program is to utilize a pay-for-performance compensation program that is directly related to achievement of the Company’s financial and strategic objectives. This program is designed to:

(i)	provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company’s success;

(ii)	provide compensation that rewards corporate performance and motivates the executive officers to achieve corporate strategic objectives;

(iii)	reward superior financial and operational performance in a given year;

(iv)	place compensation at risk if performance goals are not achieved; and

(v)	align the interests of executive officers with the long-term interests of stockholders through stock-based awards.

Philosophy. As we continue our transition to a more steady-state public company, our compensation philosophy reflects an overall goal that pay incentives should be designed to both appropriately motivate key executive talent and promote retention, while also aligning with the longer-term interests of our shareholders more generally.

Design. Our executive compensation program is designed to appropriately balance fixed compensation elements with variable compensation elements. It is intended to create both short-term and long-term

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Executive Compensation

compensation opportunities to complement the expectations that executive officers must focus on performance of the business over both time horizons.

Compensation-Setting Process

Role of Our Compensation and Human Resources Committee. The Compensation and Human Resources Committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and executive perquisites. The Compensation and Human Resources Committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the Compensation and Human Resources Committee, see the section entitled “Corporate Governance.”

Role of Management. In setting compensation for 2024, our Chief Executive Officer and President & Chief Financial Officer provided their views to the Compensation and Human Resources Committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the Compensation and Human Resources Committee. Our CEO made recommendations to the Compensation and Human Resources Committee regarding compensation for our executive officers, other than for himself, because of his oversight and daily involvement with our executive team. No executive officer participated in or was present during the final deliberations or determinations regarding his or her own compensation package.

Our management team and the Compensation and Human Resources Committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our NEOs, as further described in the section entitled “Corporate Governance—Compensation Risk Assessment” above.

Role of Compensation Consultant. Pursuant to its charter, the Compensation and Human Resources Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. During 2024, the Compensation and Human Resources Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian assisted the Compensation and Human Resources Committee in providing advice, reports and recommendations relating to pay levels, performance goals and LTI design. Meridian also attends meetings of the Compensation and Human Resources Committee by invitation. The Compensation and Human Resources Committee evaluates annually Meridian’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the Nasdaq listing rules and applicable SEC requirements. The Compensation and Human Resources Committee reviewed the independence of Meridian and concluded that Meridian is independent and that its work for the Compensation and Human Resources Committee does not raise any conflicts of interest.

Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our “Peer Group”). In making compensation decisions, the Compensation and Human Resources Committee also considers the scope of responsibility and tenure of each executive officer, the unvested balances of equity awards held by each executive officer, as well as the Compensation and Human Resources Committee’s assessment of each executive officer’s performance and impact on the organization. In determining 2024 compensation, the Compensation and Human Resources Committee did not use a set formula or other specific criteria for taking into account these different factors.

We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Meridian. Management and Meridian provided the Compensation and Human Resources Committee with both cash and equity compensation data for our Peer Group. With input from Meridian, the Compensation and Human Resources Committee considered the following selection criteria to identify the peer group:

(i)	Industry comparability, with a focus on Airline and Air Freight & Logistics companies;

(ii)	Trailing four quarters of revenue; and

(iii)	Market capitalization.

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Executive Compensation

Using these factors, the Peer Group used for setting 2024 compensation consisted of the following eight companies:

•	Air Transport Services Group

•	Allegiant Travel Company

•	Atlas Air Worldwide Holdings*

•	Frontier Group Holdings

•	Hawaiian Holdings*

•	Mesa Air Group

•	SkyWest

•	Spirit Airlines

*	Subsequently removed from peer group following Atlas Air Worldwide Holding going private and Alaska Air Group, Inc.’s acquisition of Hawaiian Holdings.

In 2024, the Compensation and Human Resources Committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers, and to ensure compensation pay levels were generally aligned with market. The Compensation and Human Resources Committee determined that this was a reasonable and appropriate peer group, taking into account the fact that the airline industry is highly competitive and there are a limited number of comparable airlines that are publicly traded. Therefore, in order to select a peer group of companies that is reasonable and appropriate for our business, the Compensation and Human Resources Committee focused on selecting publicly traded airlines consisting of “low fare” or cargo air carriers, in order to appropriately compare to our scheduled, charter, and cargo businesses. The Compensation and Human Resources Committee set target total direct compensation levels for 2024 that were generally within a competitive range of the market median, with consideration of other factors including individual and Company performance, retention, scope of role, and internal equity.

The Compensation and Human Resources Committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.

2024 Say on Pay Voting Results

At our 2024 annual meeting of stockholders, stockholders were able to cast a non-binding, advisory vote to approve the 2024 compensation of our 2024 NEOs. The holders of approximately 95% of the shares of common stock present and entitled to vote at the 2024 annual meeting voted “for” approval of the compensation of the 2024 NEOs. The Compensation and Human Resources Committee considered this a good outcome and took these results into consideration when designing the compensation of the NEOs for 2025. The Compensation and Human Resources Committee intends to review and consider the results of the say on pay vote to be held at the 2025 annual meeting when making compensation decisions going forward. At the 2024 annual meeting of stockholders, stockholders were also able to cast a non-binding, advisory vote on the frequency with which say on pay votes should be held, with “every 1 year” receiving the most votes. In light of the voting results on this advisory vote, and consistent with its recommendation to the Company’s stockholders, the Company’s Board determined that the Company will hold an advisory vote to approve the compensation of the Company’s NEOs every year. The next say on frequency vote will occur at the 2030 annual meeting of stockholders.

Elements of Executive Compensation

Our executive officer compensation package for 2024 generally consisted of the following three elements:

•	base salary;

•	short-term performance-based cash bonus (annual); and

•	long-term equity-based compensation in the form of RSUs and PSUs.

We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on our performance relative to Company operational and financial goals. We

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Executive Compensation

expect to continue to emphasize equity awards because of the direct link that equity compensation provides between long-term shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term. We believe that a compensation mix that emphasizes elements of compensation that are “at risk”, meaning that the amount actually paid to the executive in respect of compensation element(s) is dependent on performance outcomes, such as operational goals or our stock price, enhances stockholder alignment. As illustrated in the charts below, the majority of our CEO’s, and the average of our other NEOs’, compensation consists of compensation elements that are at-risk.

CEO COMPENSATION PAY MIX

AVERAGE OF OTHER NEOS’ COMPENSATION PAY MIX

At-risk compensation consists of our performance-based annual bonus, time-based restricted stock units and performance-based restricted stock units. Fixed compensation consists of annual base salary. For purposes of the charts above, the value of each compensation element is based on the “target” value for 2024.

Base Salary. The Compensation and Human Resources Committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The Compensation and Human Resources Committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors.

During 2024, the Compensation and Human Resources Committee did not approve any base salary increases for the NEOs. During 2023, the Compensation and Human Resources Committee approved salary adjustments for the NEOs in order to provide market competitive compensation opportunities as the Company transitions

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Executive Compensation

from a newly-public company to a more independent, steady-state public company, and those adjusted base salary levels remained in effect through December 31, 2024.

Named Executive Officer	Base Salary as of December 31, 2024 ($)
Jude Bricker	$650,000
Dave Davis	$500,000
Gregory Mays	$400,000
Rose Neale	$325,000
Grant Whitney	$325,000

Cash Bonuses. Our annual cash bonus program for 2024 was designed to deliver variable cash incentives, payable annually, that are designed to motivate our executive officers to focus on Company priorities and to reward them for performance achievements tied to financial and operational goals. In 2024, individual target bonus percentages for each NEO were established as a percentage of such executive’s base salary. During 2023, in connection with the Compensation and Human Resources Committee’s holistic review of the executive officers’ pay levels, the Compensation and Human Resources Committee reduced each executive officer’s target annual bonus percentage in order to ensure that short-term cash compensation levels and overall pay mix were being set within the market range of our peers, and those target annual bonus percentages remained in effect through December 31, 2024.

Named Executive Officer	2024 Target Annual Bonus % (as a % of Base Salary) as of December 31, 2024
Jude Bricker	125%
Dave Davis	100%
Gregory Mays	80%
Rose Neale	60%
Grant Whitney	60%

Under the 2024 bonus program, our adjusted EBT must be positive in order for any portion based on corporate performance metrics to be earned. The performance metrics established for 2024 annual bonuses are illustrated in the chart below. For each of the performance metrics listed below, the Compensation and Human Resources Committee established threshold, target and maximum levels of performance, which correspond to the bonus program being earned at 25%, 100% and 175%, respectively.

2024 Bonus Metric	Weight	Threshold	Target	Maximum	2024 Result	Weighted Payout Percentage
Fuel-neutral Adj. EBT Margin*	30%	9%	10-12%	13.0%	5.3%	0.0%
Peer Adj. EBT Margin Ranking*	20%	3	2	1	1	35.0%
Adjusted CASM* (cents)	30%	7.99	7.90-7.80	7.56	7.59	49.7%
D-0 (Sched. Service)	5%	55.0%	60.0%	65.0%	58.7%	4.0%
CCF (Sched. Service)	5%	99.0%	99.5%	99.9%	99.2%	2.8%
Freighter Ops Performance	10%	96.0%	97.0%	98.0%	96.6%	7.0%
Total:						98.5%

*

Fuel-neutral Adjusted EBT Margin, Adjusted EBT Margin Ranking and Adjusted CASM are non-GAAP financial measures that are not calculated or presented in accordance with GAAP. We use these financial measures to incentivize executive performance given the importance of these metrics to the operation of our business. Below is an explanation of how these non-GAAP financial measures are adjusted and reconciled to the most directly comparable GAAP measure.

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Executive Compensation

The Compensation and Human Resources Committee determined that the 2024 bonus metrics described above were appropriate given that each of these metrics drives key aspects of our operational and financial performance:

•

Fuel-neutral Adjusted EBT Margin measures the Company’s Earnings Before Taxes margin after removing stock compensation costs and other unusual items. Additionally, fuel expense and fuel-related charter reimbursements are adjusted to reflect the price of fuel that was anticipated to be paid when the Company’s 2024 operating budget was set, rather than the actual price paid during the year. We use fuel-neutral Adjusted EBT Margin as a bonus metric given the fact that the price of fuel can be volatile (depending on market and other macroeconomic conditions), and executive officers and other employees do not have control over fuel prices or the related impact from such market volatility.

•

Adjusted EBT Margin Ranking measures the Company’s Earnings Before Taxes margin after removing stock compensation costs and other unusual items, as compared to the Adjusted EBT margins of other “low-fare” carriers in our industry peer set. For purposes of this measurement, these carriers are Allegiant Travel Company, Frontier Group Holdings, Alaska Airlines Group, JetBlue Airways, and Spirit Airlines.

•

Adjusted CASM measures the cost per available seat mile (“ASM”) of our passenger service business. Adjusted CASM is calculated using the total operating expenses, excluding fuel costs, non-cash management stock compensation expense, costs arising from our cargo operations, depreciation and amortization recognized on certain assets that generate lease income, certain commissions, and other costs of selling our vacations product, divided by total ASMs.

•	D-0 (Scheduled Service) measures the percentage of our scheduled service flights that depart on time.

•

CCF, or controllable completion factor, measures the percentage of our scheduled flights that were actually flown. This metric excludes flights that were canceled for reasons beyond our control, including cancelations due to weather, air traffic control, or other government-directed actions affecting airspace or airport operations.

•

Cargo Performance measures the percentage of our cargo service flights that arrive within 15 minutes of their scheduled arrival time. This metric excludes flights that arrive later than 15 minutes late for reasons beyond our control, including but not limited to: weather, air traffic control, or government-directed actions affecting airspace or airspace operations.

This resulted in an overall payout percentage of 98.5% of the overall target award, equating to the below individual payout amounts, which amounts are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan” column:

Named Executive Officer	2024 Annual Bonus ($)
Jude Bricker	$800,313
Dave Davis	$492,500
Gregory Mays	$315,200
Rose Neale	$192,075
Grant Whitney	$192,075

Equity Compensation. We use equity compensation to align our executive officers’ financial interests with those of our stockholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In January 2024, the Compensation and Human Resources Committee approved a 2024 LTI program consisting of both RSUs and PSUs. The introduction of PSUs to the LTI program reflects the Compensation and Human Resources Committee’s intention to continuously update our existing compensation programs to reflect the growth of our business and continued transition to a more mature organization. Because the ultimate value realized from the vesting and settlement of RSUs is directly tied to our stock price, time-based RSUs are intended to provide both retention over a longer-term time period while also delivering direct alignment with stockholder interests. PSUs are designed to incentivize the achievement of long-term operational goals in order to align our NEOs’ performance with the long-term goals that are intended to enhance stockholder value over time.

For the 2024 PSUs, the Compensation and Human Resources Committee approved the following performance metrics: Adjusted EPS (weighted at 50%) and Relative Adjusted Pre-Tax Margin Ranking (weighted at 50%). The goals (i.e., threshold, target and maximum levels of performance) were established at the beginning of 2024 for all of the relevant performance periods. Mr. Bricker and Mr. Davis received 60% of their 2024 LTI grant in the form of

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Executive Compensation

PSUs and 40% in the form of time-based RSUs, while the other NEOs received 25% in the form of PSUs and 75% in the form of time-based RSUs. The Compensation and Human Resources Committee also approved a “phase in” schedule for future PSU awards for executive officers (other than Mr. Bricker, who will continue to receive at least a 60%/40% split), which would provide that such executive officers’ LTI award for 2025 would be 37% in the form of PSUs and 63% in the form of time-based RSUs, with a split of 50%/50% being phased in by 2026.

During 2024, the Compensation and Human Resources Committee granted RSUs to the NEOs having the grant date values shown in the table below:

Named Executive Officer	Grant Award Value of 2024 RSUs ($)	Grant Award Value of 2024 PSUs ($)
Jude Bricker	$800,000	$1,200,000
Dave Davis	$340,000	$510,000
Gregory Mays	$585,000	$195,000
Rose Neale	$300,000	$100,000
Grant Whitney	$262,500	$87,500

RSUs generally vest over a three-year period on an annual basis, subject to continued employment on the applicable vesting dates. The PSUs subject to the Adjusted EPS goal (the “EPS PSUs”) are eligible to be earned based on achievement of the Adjusted EPS performance targets established for each of the three separately-measured annual performance years (2024, 2025 and 2026) included in a total three-year performance period ending on December 31, 2026. At the end of the each annual performance year, the Compensation and Human Resources Committee will determine the level at which the applicable Adjusted EPS target has been achieved, and the corresponding number of EPS PSUs that are determined to have been earned will remain eligible to vest following the end of the total three-year performance period after the time at which the Compensation and Human Resources Committee determines performance, but in no event later than March 15, 2027, subject to the NEO’s continued employment with the Company through such date. The PSUs subject to the Relative Adjusted Pre-Tax Margin Ranking goal (the “Margin PSUs”) are eligible to be earned based on cumulative achievement of the applicable performance target measured over the total three-year performance period ending on December 31, 2026. Margin PSUs that are determined to have been earned will remain eligible to vest following the end of the three-year performance period after the time at which the Compensation and Human Resources Committee determines performance, but in no event later than March 15, 2027, subject to the NEO’s continued employment with the Company through such date.

For each of the Relative Adjusted Pre-Tax Margin Ranking goal and Adjusted EPS goal, the Compensation and Human Resources Committee established threshold, target and maximum levels of performance, which correspond to PSUs being earned at 50%, 100% and 150%, respectively, with linear interpolation between points. If the results are below threshold level, the applicable portion of the PSUs will be earned at 0%. The performance targets and corresponding payout levels are illustrated in the tables below:

Adjusted EPS Goal

Performance Level	Measurement	Payout
	2024: $1.37
Threshold / 0% Growth	2025: $1.37	50%
	2026: $1.37
	2024: $1.47
Target / 7% Growth	2025: $1.57	100%
	2026: $1.68
	2024: $1.58
Maximum / 15% Growth	2025: $1.81	150%
	2026: $2.08

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Executive Compensation

Relative Adjusted
Pre-Tax
Margin Ranking Goal

Performance Level	Measurement*	Payout
Threshold	5	50%
Target	3	100%
Maximum	1	150%

*
At grant, performance was scheduled to be measured against 7 U.S. airlines: Allegiant Travel Company, Frontier Airlines Holdings, Alaska Airline Group, Hawaiian Holdings, JetBlue Airways, Spirit Airlines, and Sun Country Airlines. The Compensation and Human Resources Committee has reserved the ability to adjust the threshold and target measurement levels at the end of the performance period to reflect decreases to the number of airlines remaining in the comparator set at such time. Hawaiian Holdings was removed given its acquisition during 2024.

2025 Compensation Decisions — Continued Focus on Performance-Based Equity Awards
For 2025, the Compensation and Human Resources Committee continued its focus on delivering performance-based compensation opportunities to our executive officers, including through the granting of performance-based equity awards. As discussed above, the Compensation and Human Resources Committee approved a “phase in” schedule for PSU awards for executive officers (other than Mr. Bricker, who will continue to receive at least 60% PSUs and the remaining portion in the form of time-based RSUs) which provides that such executive officers’ LTI award for 2025 will be 37% in the form of PSUs and 63% in the form of time-based RSUs, with a split of 50%/50% being phased in by 2026. The PSU awards granted during the first quarter of 2025 reflect this split between RSUs and PSUs, with the RSUs and PSUs generally having the same structure as the grants made during 2024.
P
ERQUISITES
AND
O
THER
B
ENEFITS
Our NEOs participate in the same ongoing retirement plans as our other employees generally, including a defined contribution plan. The Company also provides a cell phone allowance in certain circumstances, and contributes to life insurance and health savings accounts for the NEOs. Our NEOs are also entitled to receive flight benefits under our Universal Air Travel Plan (“ATP”). Under the ATP, certain executives, including our NEOs, receive an annual dollar value that they may use for personal travel on our flights for themselves and certain qualifying friends and family. Each one-way
flight taken is valued at $75. As the ATP benefit utilized by the executive is taxable income to the NEOs, the Company pays such taxes on a grossed-up
basis.
C
LAWBACK
P
OLICY
The Company adopted a clawback policy (the “Clawback Policy”), which is included as an exhibit in our Annual Report on Form
10-K
for fiscal year ended December 31, 2024, and which became effective on November 3, 2023. The Clawback Policy applies to our executive officers, and provides that in the event of an accounting restatement, the Company must require an executive officer to repay incentive-based compensation, including cash or equity compensation, that would otherwise not have been received had such incentive-based compensation been determined correctly in accordance with the accounting restatement, for a period of three years preceding the date the Company concludes that it is required to prepare such accounting restatement.
In addition, the award agreements applicable to executive officer RSU and PSU awards provide that the Company may cancel an RSU or PSU award, without the consent of the participant, if the participant engaged in or engages in activity that is in conflict with or adverse to the interests of the Company, including fraud, conduct contributing to any financial restatements or irregularities, or violation of a non-competition,
non-solicitation,
non-disparagement
or
non-disclosure
covenant or agreement with the Company or any Subsidiary. In such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs or PSUs, the sale or other transfer of the RSUs or PSUs, or the sale of shares of common stock acquired in respect of the RSUs or PSUs (provided that the RSUs vested during the
12-month
period immediately prior to the Participant’s adverse activity) and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the participant should have received

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under the terms of the RSUs or PSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Compensation and Human Resources Committee, then the participant is required to promptly repay any such excess amount to the Company.
E
QUITY
G
RANT
P
RACTICES
AND
P
OLICIES
The Compensation and Human Resources Committee approves all equity grants for executive officers. Annual equity grants are typically approved during the first quarter of each fiscal year. Outside of the annual grant cycle, we may make restricted stock unit awards in connection with a new hire package, retention grant or other off-cycle
award. The Compensation and Human Resources Committee has delegated authority to the CEO and CFO to approve grants to employees below the officer level, which grants are approved on a quarterly basis. To determine the number of RSUs and PSUs to be granted, each employee’s applicable target grant date value is divided by the closing price of a share of our common stock on the grant date. The Compensation and Human Resources Committee has not granted stock options or other equity awards with a similar strike price or floor price feature since 2021. If stock options were to be granted in the future, the Company would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock.
E
XECUTIVE
C
OMPENSATION
T
ABLES
The following table sets forth the compensation paid or awarded to our NEOs, by the Company and its affiliates for services rendered in all capacities to the Company and its affiliates in fiscal years 2022, 2023 and 2024:
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)		Non-Equity Incentive Plan($) (3)	All Other Compensation ($) (4)	Total ($)
Jude Bricker	2024	$649,999	$—	$2,000,000		$800,313	$31,653	$3,481,966
Chief Executive Officer	2023	$546,875	$500,000	$1,500,000		$670,204	$32,727	$3,249,806
	2022	$280,208	$—	$492,195	(5)	$—	$21,417	$793,820
Dave Davis	2024	$499,999	$—	$850,000		$492,500	$22,385	$1,864,885
Former President and Chief Financial Officer (6)	2023	$447,500	$350,026	$370,000		$443,765	$21,104	$1,632,395
	2022	$360,000	$148,500	$337,504		$—	$16,564	$862,568
Gregory Mays	2024	$400,000	$—	$780,000		$315,200	$25,409	$1,520,610
Former Chief Operating Officer (6)	2023	$351,250	$—	$387,500		$289,113	$23,854	$1,051,717
	2022	$304,583	$192,150	$193,770		$—	$18,609	$709,111
Rose Neale	2024	$325,000	$—	$400,000		$192,075	$20,219	$937,295
Chief Legal Officer, SVP and Corporate Secretary	2023	$273,542	$—	$172,500		$168,712	$16,690	$631,444
	2022	$213,125	$101,588	$400,000		$—	$8,759	$723,472
Grant Whitney	2024	$325,000	$—	$350,000		$192,075	$16,718	$883,793
SVP and Chief Revenue Officer	2023	$281,875	$—	$172,500		$175,538	$15,479	$645,392

(1)
For Messrs. Bricker and Davis, the amounts shown in this column for 2023 reflect a one-time
agreement bonus paid in connection with the entry into their respective employment agreements in May of 2023, of $500,000 and $300,000, respectively. The amount reported for Mr. Davis in the 2023 proxy statement inadvertently omitted an additional bonus payment of $50,026 that was paid during 2023 pursuant to the terms of Mr. Davis’ prior employment agreement, which amount has been included for 2023 in the table above. Amounts for fiscal year 2022 for all NEOs reflect discretionary annual cash bonuses for performance for fiscal year 2022.

2025 Proxy Statement	Sun Country Airlines	29

Executive Compensation

(2)
The amounts reported reflect the grant date fair value of restricted stock units (including, for 2024, performance-based restricted stock units) granted to our NEOs in the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. The fair market value of both the restricted stock units and the performance-based restricted stock units granted in 2024 is based on the Company’s share price as of the grant date. For additional information on the valuation assumptions regarding the stock awards, refer to Note 9 to our audited consolidated financial statements for the year ended December 31, 2024, which are included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 filed with the SEC.

(3)
The amounts reported for 2023 and 2024 reflect the annual bonus amounts earned pursuant to the Company’s annual cash bonus program for 2023 and 2024, respectively, based on achievement of the applicable performance metrics. These amounts are being reported as
Non-Equity
Incentive Plan compensation in order to reflect that the bonus amounts earned are based on formulaic performance metrics.

(4)
For each of our NEOs, the amounts under “All Other Compensation” for fiscal year 2024 represent the Company’s contributions in respect of life insurance and our 401(k) Plan ($13,815 for Messrs. Bricker, Davis and Mays, $13,848 for Mr. Whitney, and $14,575 for Ms. Neale), annual cell phone allowance ($720 for Messrs. Bricker, Davis, Mays, Whitney and for Ms. Neale), and the Company’s contributions in respect of health savings accounts ($500 for all NEOs) and flight benefits under our ATP. Under the ATP, certain executives, including our NEOs, receive an annual dollar value that they may use for personal travel on our flights for themselves and certain qualifying friends and family. Each one-way
flight taken is valued at $75. For fiscal 2024, each NEO utilized a travel bank under the ATP ($15,000 for Mr. Bricker, $7,350 for Mr. Davis, $6,975 for Mr. Mays, $1,650 for Mr. Whitney, and $4,425 for Ms. Neale). The ATP benefit utilized by the executive is taxable income to the NEOs and the Company pays such taxes on a grossed up basis, and the amounts referred to in the prior sentence include the amount of any such gross up paid. For Messrs. Bricker and Mays, also includes the cost to the Company of providing Company-paid annual health physical in the amount of $1,618 and $3,399, respectively.

(5)
The Company granted 24,258 restricted stock units to Jude Bricker on June 9, 2022, with a grant date fair value equal to $492,195. Based on Treasury and SEC guidance, the grant inadvertently caused Mr. Bricker’s total compensation for fiscal year 2022 to temporarily exceed certain compensation restrictions applicable to the Company in connection with the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) by $318,710. Once this was identified, in January 2023, Mr. Bricker voluntarily rescinded the unvested portion of the grant that caused the compensation to exceed the CARES Act limit. Because the original equity grant was a grant on paper only, it did not result in Mr. Bricker receiving cash benefits in excess of his relevant total compensation threshold, and, as noted here, the excess amount was related to a portion of the equity award grant which had not yet vested and was subsequently rescinded.

(6)
Mr. Davis resigned from his position as President and Chief Financial Officer and as a member the Board of Directors, effective as of April 16, 2025. Mr. Mays resigned from his position as Chief Operating Officer effective as of April 17, 2025, but will remain an employee of the Company for a period of time thereafter, to assist in the transition of his duties and responsibilities.

30	Sun Country Airlines	2025 Proxy Statement

Executive Compensation

2024 Grants of Plan-Based Equity Awards Table
The following table presents, for each of the NEOs, information concerning each grant of an equity and non-equity award made during the year ended December 31, 2024. This information supplements the information about these awards set forth in the Summary Compensation Table.
Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan (2)(3)			All Other Stock Awards: Number of Units (#) (2)	Grant Date Fair Value of Shares Stock (2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jude Bricker	N/A	203,125	812,500	1,421,875	—	—	—	—	—
	1/9/2024	—	—	—	41,408	82,816	124,224	—	1,200,000
	1/9/2024	—	—	—	—	—	—	55,211	800,000
Dave Davis	N/A	125,000	500,000	875,000	—	—	—	—	—
	1/9/2024	—	—	—	17,599	35,197	52,795	—	510,000
	1/9/2024	—	—	—	—	—	—	23,465	340,000
Gregory Mays	N/A	80,000	320,000	560,000	—	—	—	—	—
	1/9/2024	—	—	—	6,729	13,458	20,187	—	195,000
	1/9/2024	—	—	—	—	—		40,373	585,000
Rose Neale	N/A	48,750	195,000	341,250	—	—	—	—	—
	1/9/2024	—	—	—	3,451	6,902	10,353	—	100,000
	1/9/2024	—	—	—	—	—	—	20,704	300,000
Grant Whitney	N/A	48,750	195,000	341,250	—	—	—	—	—
	1/9/2024	—	—	—	3,019	6,039	9,058	—	87,500
	1/9/2024	—	—	—	—	—	—	18,116	262,500

(1)
Represents annual bonus opportunities at threshold, target and maximum level achievement, which, at target, would result in a payout of 100% of the target award. At threshold level achievement, the payout would be 25% of the target award and at maximum level achievement, the payout would be 175% of the target award. The amounts actually paid for the 2024 fiscal year are included in the
“Non-Equity
Incentive Plan” column of the 2024 Summary Compensation Table.

(2)
Stock Awards reflect the grant date fair value of each award, determined in accordance with FASB ASC Topic 718. The fair market value of both the restricted stock units and the performance-based restricted stock units granted in 2024 is based on the Company’s closing share price as of the grant date. For additional information on the valuation assumptions regarding the stock awards, refer to Note 9 to our audited consolidated financial statements for the year ended December 31, 2024, which are included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 filed with the SEC.

(3)
Each of the NEOs were granted performance-based stock units on January 9, 2024, which are eligible to vest based on the attainment of the applicable performance criteria achieved in respect of a total
3-year
performance period ending on December 31, 2026. The number of performance-based stock units shown in the table above reflects the “target” number of performance-based stock units granted, and up to 150% of the target number can be earned at “maximum” and 50% of the target level can be earned at “threshold”. 50% of the performance-based stock units are eligible to vest based on attainment of an Earnings Performance Factor and 50% are eligible to vest based on attainment of a Relative Adjusted
Pre-Tax
Margin Ranking goal.

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Executive Compensation

2024 Outstanding Equity Awards at Fiscal
Year-End
Table

Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
Jude Bricker	1,411,492	—	—	$5.30	11/21/2028	27,684	(3)	403,632
	—	—	—	—	—	55,211	(5)	804,976
	—	—	—	—	—	82,816	(6)	1,207,457
Dave Davis	458,627	—	—	$5.30	4/17/2029	4,158	(2)	60,623
	121,406	—	—	$15.17	11/19/2029	8,535	(3)	124,440
	—	—	—	—	—	23,465	(5)	342,119
	—	—	—	—	—	35,197	(6)	513,172
Gregory Mays	537,342	—	—	$5.30	7/1/2029	2,386	(2)	34,787
						10,135	(4)	147,768
						40,373	(5)	588,638
						13,458	(6)	196,217
Rose Neale	20,150	—	—	$33.50	07/27/2031	4,928	(2)	71,850
						4,510	(4)	65,755
						20,704	(5)	301,864
						6,902	(6)	100,631
Grant Whitney	197,526	—	—	$5.30	7/31/2029	1,155	(2)	16,839
						4,510	(4)	65,755
						18,116	(5)	264,131
						6,039	(6)	88,048

(1)
Options were originally granted as options to purchase SCA common stock and were converted into options to purchase common stock in connection with the Reorganization Transactions. Reflects time-based and performance-based options previously granted that were fully vested as of December 31, 2023.

(2)
Each of the NEOs were granted RSUs on June 9, 2022, which vest in 12 quarterly installments on the last day of each calendar quarter following the vesting commencement date (i.e., the last day of the first full calendar quarter following June 9, 2022), subject to the NEO’s continued employment through the applicable vesting date.

(3)
Each of Mr. Bricker and Davis were granted RSUs on May 8, 2023. For Mr. Bricker, three twelfths (3/12th) of the award vested on June 30, 2023, and the remaining nine twelfths (9/12th) of the award will vest ratably over the subsequent nine (9) calendar quarters, subject to Mr. Bricker’s continued employment through the applicable vesting date. For Mr. Davis, two twelfths (2/12th) of the award vested on June 30, 2023, and the remaining ten twelfths (10/12th) of the award will vest ratably over the subsequent ten (10) calendar quarters, subject to Mr. Davis’ continued employment through the applicable vesting date.

(4)
Each of the NEOs, other than Mr. Bricker and Davis, were granted RSUs on January 3, 2023, which vest in 12 quarterly installments on the last day of each calendar quarter following the vesting commencement date (i.e., the last day of the first full calendar quarter following January 6, 2023), subject to the NEO’s continued employment through the applicable vesting date.

(5)
Each of the NEOs were granted RSUs on January 9, 2024, which vest in 1/3 rd
installments on each of the first three anniversaries of the grant date, subject to the NEO’s continued employment through the applicable vesting date.

(6)
Each of the NEOs were granted performance-based stock units on January 9, 2024, which are eligible to vest based on the attainment of the applicable performance criteria achieved in respect of a total
3-year

32	Sun Country Airlines	2025 Proxy Statement

Executive Compensation

performance period ending on December 31, 2026. The number of performance-based stock units shown in the table above reflects the number of performance-based stock units granted, and up to 150% of the target number can be earned at “maximum” and 50% of the target level can be earned at “threshold”. 50% of the performance-based stock units are eligible to vest based on attainment of an Earnings Performance Factor and 50% are eligible to vest based on attainment of a Relative Adjusted
Pre-Tax
Margin Ranking goal.
(7)
Amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units That Have Not Vested” column by $14.58, the closing price of our common stock on December 31, 2024.

2024 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise Date ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jude Bricker	—	—	27,686	375,010
Dave Davis	—	—	12,374	167,609
Gregory Mays	—	—	11,292	152,950
Rose Neale	—	—	10,182	137,918
Grant Whitney	15,000	96,136	5,150	69,760

(1)
The value realized on exercise of options is calculated by multiplying the number of shares exercised by the difference between the fair market value of a common share at the time of exercise and the exercise price of the options.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our shares on the date the stock awards vested.
Employment Arrangements with Named Executive Officers
During 2024, Messrs. Bricker, Davis and Mays were party to employment agreements with the Company, and Mr. Whitney and Ms. Neale were party to employment letters with the Company.
Jude Bricker Employment Agreement
Sun Country entered into an employment agreement with Jude Bricker to serve as Chief Executive Officer of the Company, dated as of April 11, 2023. The agreement extends for an initial term of four years from April 11, 2023 until April 11, 2027, and will continue to be automatically extended for successive one-year
periods, unless either party provides written notice of
non-renewal
at least 90 days prior to the expiration of the initial term or any extended term. Pursuant to the employment agreement, Mr. Bricker’s annual base salary beginning May 1, 2023 will be no less than $650,000. Mr. Bricker was also paid a signing cash bonus of $500,000 shortly following the date on which the employment agreement was signed, and he is also eligible for a discretionary performance-based annual bonus with a target equal to 125% of his annual base salary.
In connection with Mr. Bricker’s agreement, Mr. Bricker was granted $1,500,000 in the form of the restricted stock units, subject to the terms and conditions of the 2021 Omnibus Incentive Plan. For the 2024 fiscal year, Mr. Bricker received restricted stock units under the 2021 Omnibus Incentive Plan having a target value of $2,000,000, consisting of 60% performance-based restricted stock units and 40% time-based restricted stock units. For subsequent fiscal years, Mr. Bricker will be eligible to receive restricted stock units under the 2021 Omnibus Incentive Plan having a target value of $2,000,000 per annum and containing such other terms as determined by the Board, including with respect to any performance conditions applicable to such restricted stock units.
Mr. Bricker is also entitled to travel benefits, including an annual credit of $20,000 in his ATP account for personal travel on Company scheduled flights for him and certain qualifying friends and family. Mr. Bricker may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Mr. Bricker’s ATP account. Mr. Bricker’s travel benefits are non-forfeitable
and therefore are useable by Mr. Bricker for the remainder of his life.

2025 Proxy Statement	Sun Country Airlines	33

Executive Compensation

In addition to the compensation and benefits described herein, Mr. Bricker’s employment agreement also provides for compensation and benefits under specified circumstances in connection with the termination of his employment, as described below under “—Potential Payments Upon Termination.”

Mr. Bricker is subject to restrictive covenants, including non-competition during employment and for 12 months thereafter, non-solicitation of employees (including no-hire), officers, customers, consultants and suppliers during employment and for 12 months thereafter, non-disclosure of confidential information for a perpetual period of time and non-disparagement by Mr. Bricker for a perpetual period of time.

Dave Davis Employment Agreement

Sun Country entered into an employment agreement with Dave Davis to serve as President and Chief Financial Officer, effective as of April 11, 2023. The agreement was for a term of two years until April 11, 2025. Pursuant to the employment agreement, Mr. Davis’ annual base salary beginning May 1, 2023, was no less than $500,000. Mr. Davis was paid a signing cash bonus of $300,000 shortly following the date on which the employment agreement was signed, and he was eligible for a discretionary performance-based annual bonus with a target equal to 100% of his annual base salary. On April 11, 2025, Mr. Davis’ employment agreement expired. Mr. Davis resigned from his position as President and Chief Financial Officer and as a member the Board of Directors, effective as of April 16, 2025.

Mr. Davis’ employment agreement also entitled him to travel benefits, including an annual credit of $12,500 in his ATP account for personal travel on Company scheduled flights for him and certain qualifying friends and family. Mr. Davis may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which was not deducted from Mr. Davis’ ATP account. Mr. Davis’ travel benefits are non-forfeitable and therefore are useable by Mr. Davis for the remainder of his life.

In addition to the compensation and benefits described herein, Mr. Davis’ employment agreement also provided for compensation and benefits under specified circumstances in connection with the termination of his employment, as described below under “-Potential Payments Upon Termination.” Pursuant to the terms of Mr. Davis’ employment agreement, in connection with his resignation following the expiration of the term, he will remain subject to certain non-solicitation restrictions applicable to employees (including no-hire), officers, consultants, certain customers and suppliers for 12 months following the last day of his employment with the Company, will remain subject to confidentiality restrictions for a period of three years following the last day of his employment with the Company, and will remain subject to non-disparagement restrictions for a perpetual period of time.

Gregory Mays Employment Agreement

Sun Country entered into an employment agreement with Gregory Mays to serve as Chief Operating Officer, effective as of June 3, 2019. The agreement was for an initial term of five years until June 3, 2024 and provided that it would thereafter be automatically extended for successive one-year periods, unless either party provided written notice of non-renewal at least 90 days prior to the expiration of the initial term or any extended term. Mr. Mays resigned as Chief Operating Officer effective as of April 17 but will remain an employee of the Company for a period of time thereafter to assist with the transition of his duties and responsibilities. Pursuant to the employment agreement, Mr. Mays’ annual base salary was no less than $300,000 with a discretionary annual bonus target to be no less than 75% of his annual base salary. Effective as of July 1, 2023, Mr. Mays’ annual base salary was adjusted to $400,000 with a discretionary annual bonus target equal to 80% of his annual base salary.

Mr. Mays is also entitled to travel benefits, including an annual credit of $12,500 in his ATP account for personal travel on Company scheduled flights for him and certain qualifying friends and family. Mr. Mays may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Mr. Mays’ ATP account. Upon the earlier to occur of (x) reaching five (5) years of service from June 3, 2019; or (y) the consummation of certain change in control transaction(s), these travel benefits would have vested and become non-forfeitable for the executive’s lifetime.

In addition to the compensation and benefits described herein, Mr. Mays’ employment letter also provided for compensation and benefits under specified circumstances in connection with the termination of his employment, as described below under “-Potential Payments Upon Termination.”

34	Sun Country Airlines	2025 Proxy Statement

Executive Compensation

Mr. Mays is subject to restrictive covenants, including non-competition during employment and for 12 months thereafter, non-solicitation of employees (including no-hire), officers, consultants, customers and suppliers during employment and for 12 months thereafter, non-disclosure of confidential information for a perpetual period of time and non-disparagement by Mr. Mays for a perpetual period of time.

Rose Neale Employment Letter

Sun Country entered into an employment letter with Rose Neale to serve as Senior Vice President, General Counsel and Secretary effective as of July 1, 2023, on an at-will basis. Pursuant to the employment letter, Ms. Neale’s annual base salary is currently $325,000. Ms. Neale is also eligible to receive a discretionary annual bonus.

Ms. Neale is also entitled to travel benefits, including an annual credit of $10,000 in her ATP account for personal travel on Company scheduled flights for her and certain qualifying friends and family. Ms. Neale may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Ms. Neale’s ATP account. Upon the earlier to occur of (x) reaching five (5) years of service with the Company measured from April 19, 2021; or (y) the consummation of certain change in control transaction(s), these travel benefits will vest and become non-forfeitable for the executive’s lifetime.

In addition to the compensation and benefits described herein, Ms. Neale’s employment letter also provides for compensation and benefits under specified circumstances in connection with the termination of her employment, as described below under “-Potential Payments Upon Termination.”

Grant Whitney Employment Letter

Sun Country entered into an employment letter with Grant Whitney to serve as Senior Vice President and Chief Revenue Officer, effective as of July 1, 2023, on an at-will basis. Pursuant to the employment letter, Mr. Whitney’s annual base salary is currently $325,000. Mr. Whitney is also eligible to receive a discretionary annual bonus.

Mr. Whitney is also entitled to travel benefits, including an annual credit of $10,000 in his ATP account for personal travel on Company scheduled flights for him and certain qualifying friends and family. Mr. Whitney may also travel on scheduled Company flights in accordance with the Company’s general employee travel policy, the cost of which is not deducted from Mr. Whitney’s ATP account. Upon the earlier to occur of (x) reaching five (5) years of service with the Company measured from May 20, 2019; or (y) the consummation of certain change in control transaction(s), these travel benefits will vest and become non-forfeitable for the executive’s lifetime.

In addition to the compensation and benefits described herein, Mr. Whitney’s employment letter also provides for compensation and benefits under specified circumstances in connection with the termination of his employment, as described below under “-Potential Payments Upon Termination.”

Potential Payments Upon Termination

Upon a termination of employment for any reason, each of the NEOs would be entitled to (i) any amount of annual base salary earned, but not yet paid, through the termination date, (ii) any annual bonus for the year prior to the year of termination that was earned, but not yet paid, (iii) any reimbursable expenses owed, (iv) any amount arising from participation in, or benefits under, any employee benefit plans, programs or arrangements (including, where applicable, any death and disability benefits), (v) any rights to indemnification to the extent required pursuant to the provisions of the Company’s and its subsidiaries’ bylaws, articles of incorporation or other governing documents or policies, (vi) any rights in his or her capacity as a holder of the Company’s equity or derivative securities (which, in the case of options or restricted stock units will be determined in accordance with the terms and conditions of the 2021 Omnibus Incentive Plan and applicable award agreement) and (vii) to the extent vested in his or her travel benefits as of the date of his or her termination of employment, vested travel benefits for the remainder of his or her lifetime (the “Accrued Obligations”). With respect to Mr. Bricker and Mr. Davis, each of them are also be entitled to receive the health care benefits set forth in the Health Care Side Letter by and among each of Messrs. Bricker and Davis and Sun Country Airlines Holdings Inc., dated as of March 7, 2021 (the “Health Care Side Letter”), as described in more detail below.

2025 Proxy Statement	Sun Country Airlines	35

Executive Compensation

Pursuant to Mr. Bricker’s employment agreement, upon a termination of employment by the Company without Cause or a resignation for Good Reason (each, a “Qualifying Termination”), or upon the Company’s non-renewal of the initial four-year employment term, Mr. Bricker would be entitled to: (i) any Accrued Obligations, and (ii) a severance payment equal to 1.5 times the sum of his base salary plus his target annual bonus, payable over 12 months (the “Bricker Severance Benefits”). If Mr. Bricker had incurred a Qualifying Termination of employment on December 31, 2024, this severance amount would have been $2,193,750 (using the target annual bonus in effect as of December 31, 2024 as a percentage of annual base salary in effect as of December 31, 2024). The Bricker Severance Benefits are conditioned upon Mr. Bricker’s execution of a general release of claims and compliance with restrictive covenant obligations. Mr. Bricker would also become entitled to receive the health care benefits set forth in his Health Care Side Letter, as described in more detail below. The Bricker Agreement contemplates that Mr. Bricker may continue to provide services to the Company as a member of the Board and/or as a consultant to the Company for a period of time following a termination of his employment.

Pursuant to Mr. Davis’ employment agreement, if a Qualifying Termination had occurred prior to the second anniversary of the Effective Date, Mr. Davis would have been entitled to: (i) any Accrued Obligations, and (ii) a severance payment equal to his base salary plus his target annual bonus, payable over 12 months (the “Davis Severance Benefits”). If Mr. Davis had incurred a Qualifying Termination of employment on December 31, 2024, this severance amount would have been $1,000,000 (using the target annual bonus in effect as of December 31, 2024 as a percentage of base salary in effect as of December 31, 2024). The Davis Severance Benefits would have been conditioned upon Mr. Davis’ execution of a general release of claims and compliance with any applicable restrictive covenant obligations. Mr. Davis is entitled to receive the health care benefits set forth in his Health Care Side Letter, as described in more detail below. The Davis Agreement contemplated that Mr. Davis may continue to provide services to the Company as a member of the Board and/or as a consultant to the Company for a period of time following a termination of his employment. Mr. Davis resigned from his position as President and Chief Financial Officer and as a member of the Board of Directors effective April 16, 2025, and is therefore not entitled to any severance benefits as outlined in his employment agreement other than any vested/accrued benefits.

Pursuant to the employment agreement with Mr. Mays, and the employment letters with Ms. Neale and Mr. Whitney, upon a termination of employment by the Company without Cause, these executives would be entitled to the following benefits, subject to execution of a general release of claims: (i) his or her Accrued Obligations and (ii) continued payment of his or her base salary until the earlier of the 12-month anniversary of the termination date or the first date that the executive violates any of his or her applicable restrictive covenants. If any of Messrs. Mays or Whitney, or Ms. Neale, had been terminated by the Company without Cause as of December 31, 2024, the severance payment described in subsection (ii) of the foregoing sentence would have been $400,000, $325,000, and $325,000, respectively. Mr. Mays resigned from his position as Chief Operating Officer effective April 17, 2025, and is therefore not entitled to any severance benefits as outlined in his employment agreement other than any vested/accrued benefits.

For purposes of Mr. Bricker’s employment agreement, Good Reason shall mean any of the following actions that are taken by the Company without his express written consent: (i) a material reduction of Executive’s duties and responsibilities in his capacity as Chief Executive Officer of the Company (which, without limitation, shall be deemed to occur if the common stock of the Company is no longer listed on a national securities exchange, unless the Executive becomes the Chief Executive Officer of the ultimate parent of the Company and such parent’s shares are listed on a national securities exchange) or change in title or a change that results in the Executive no longer reporting directly and exclusively to the full Board (except where, to the extent required by applicable law or listing standards, the Executive is required to report to a committee thereof, it being understand that as of the Effective Date, no such requirement currently exists), (ii) a reduction in the Executive’s Base Salary or target annual bonus opportunity, (iii) a failure to pay an Annual Bonus (to the extent earned) in accordance with Section 3(b) or to make an LTIP award during the Term in accordance with Section 3(d), (iv) the relocation of the Company’s principal executive offices to a location outside a 50-mile radius of the current location, or (v) any material breach by the Company of any material term or provision of this Agreement or any other written agreement between the Executive and the Company and its Affiliates; provided, however, that the Executive cannot terminate his employment for Good Reason unless the Executive has first provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of becoming aware of the existence of such grounds and the Company has been afforded at least thirty (30) days from the date on which such notice is provided to cure such circumstances and has failed to do so. If the Executive does not terminate his employment for Good Reason within thirty (30) days after the

36	Sun Country Airlines	2025 Proxy Statement

Executive Compensation

expiration of such cure period, then the Executive will be deemed to have waived the Executive’s right to terminate for Good Reason with respect to such grounds.

For purposes of Mr. Davis’ employment agreement, Good Reason was defined as any of the followings actions taken by the Company without his express written consent: (i) a material reduction of Executive’s duties and responsibilities in his capacity as President and Chief Financial Officer of the Company (which, without limitation, shall be deemed to occur if the common stock of the Company is no longer listed on a national securities exchange, unless the Executive becomes the President and Chief Financial Officer of the ultimate parent of the Company and such parent’s shares are listed on a national securities exchange) or change in title or a change that results in the Executive no longer reporting to only the chief executive officer of the Company or to the full Board (or a committee thereof), (ii) a reduction in the Executive’s Base Salary or target annual bonus opportunity, (iii) a failure to pay an Annual Bonus (to the extent earned) in accordance with Section 3(b) or to make an LTIP award during the Term in accordance with Section 3(d), (iv) the relocation of the Company’s principal executive offices to a location outside a 50-mile radius of the current location, or (v) any material breach by the Company of any material term or provision of this Agreement or any other written agreement between the Executive and the Company and its Affiliates; provided, however, that the Executive cannot terminate his employment for Good Reason unless the Executive has first provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of becoming aware of the existence of such grounds and the Company has been afforded at least thirty (30) days from the date on which such notice is provided to cure such circumstances and has failed to do so. If the Executive does not terminate his employment for Good Reason within thirty (30) days after the expiration of such cure period, then the Executive will be deemed to have waived the Executive’s right to terminate for Good Reason with respect to such grounds.

For Messrs. Bricker and Davis, in the event that the payment of the severance benefits described above (together with any other payments or benefits) would result in Messrs. Bricker or Davis being subject to the excise tax imposed on certain “golden parachute” arrangements under Sections 280G and 4999 of the Code, the employment agreements provide that such payments and benefits will be reduced to the largest amount which can be paid without the imposition of such excise tax, but only if such reduction would result in the executive retaining a larger after-tax benefit than if he had received all payments and been subject to the excise tax.

In addition, our Board of Directors approved letter agreements for each of Messrs. Bricker and Davis, which provide for certain post-termination health care benefits (collectively, “Post Termination Healthcare Benefits”). Specifically, if such executive is terminated for any reason other than “Cause”, he shall be eligible to receive COBRA continuation medical coverage for himself and his spouse and eligible dependents until the earlier of such executive (i) becoming eligible for coverage under another employer’s benefit plans or (ii) becoming eligible for Medicare. The cost of such coverage will be paid by the Company and reported as taxable income on an annual basis. The executive will also receive an additional amount of compensation so that such COBRA coverage will be on a tax free basis. If the Company determines that it would not be legally permitted to continue executive’s COBRA coverage under the Company’s medical plans, the Company shall, to the extent permitted by law, provide the executive with an amount of compensation on an annual basis (on an after tax basis) to enable executive to purchase a fully-insured insurance medical coverage policy for himself, his spouse and eligible dependents (provided that, such additional compensation will no longer be provided on the date the executive becomes eligible for coverage under another employer’s group health plan or Medicare).

Compensation and Human Resources Committee Report

The Compensation and Human Resources Committee has reviewed and discussed with our Company’s management the CD&A included in this proxy statement and, based on that review and discussion, recommends to the Board that the CD&A be included in this proxy statement.

Submitted by the Compensation and Human Resources Committee of the Board:

Patrick O’Keeffe, Chair

Marion Blakey

Gail Peterson

Jennifer Vogel

2025 Proxy Statement	Sun Country Airlines	37

Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) (7)	Adjusted EBITDA (thousands) (8)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$3,481,966	$3,805,705	$1,301,646	$1,419,416	$40.08	$58.56	$52,903	$207,050
2023 (9)	$3,249,806	$10,128,470	$919,235	$2,637,379	$43.24	$59.15	$72,181	$224,835
2022	$793,820	$(7,215,267)	$793,020	$(1,349,647)	$43.60	$46.12	$17,676	$125,570
2021 (10)	$567,092	$13,334,200	$637,347	$6,011,246	$74.90	$71.28	$81,248	$105,490

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Bricker (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Bricker, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bricker during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Bricker’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2024	$3,481,966	$(2,000,000)	$2,323,739	$3,805,705
2023	$3,249,806	$(1,500,000)	$8,378,664	$10,128,470
2022	$793,820	$(492,195)	$(7,516,892)	$(7,215,267)
2021	$567,092	$0	$12,767,108	$13,334,200

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. All performance-based stock options were fully-vested as of December 31, 2023.

38	Sun Country Airlines	2025 Proxy Statement

Executive Compensation

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$2,416,066	$(31,837)	$0	$(60,490)	$0	$0	$2,323,739
2023	$870,970	$0	$566,682	$6,941,012	$0	$0	$8,378,664
2022	$352,663	$(7,401,352)	$27,519	$(495,722)	$0	$0	$(7,516,892)
2021	$0	$10,480,064	$0	$2,287,044	$0	$0	$12,767,108

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Bricker, who serves as our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of these NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2021, Dave Davis and Gregory Mays; (ii) for 2022, Dave Davis and Rose Neale; (iii) for 2023, Dave Davis, Grant Whitney, Gregory Mays, Rose Neale and Eric Levenhagen, and (iv) for 2024, Dave Davis, Grant Whitney, Gregory Mays, and Rose Neale. The amount reported in the Summary Compensation Table for Mr. Davis in the 2023 proxy statement inadvertently omitted an additional bonus payment of $50,026 that was paid during 2023 pursuant to the terms of Mr. Davis’ prior employment agreement, which amount has been included for 2023 for purposes of the calculations included in this Pay Versus Performance disclosure. The Summary Compensation Table Total for
Non-PEO
NEOs as shown for 2024 is higher as compared to 2023 as a result of the fact that there was one less non-PEO
NEO during 2024 than during 2023, that
non-NEO
PEO’s Summary Compensation Table amount for 2023 was on the lower spectrum of all non-NEO
PEO compensation reported for 2023, and as a result of the averaging of compensation for the remaining non-PEO
NEOs, the amount for 2024 was calculated as being higher.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Bricker), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for these NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,301,646	$(595,000)	$712,770	$—	$1,419,416
2023	$919,235	$(255,000)	$1,973,144	$—	$2,637,379
2022	$793,020	$(368,752)	$(1,773,915)	$—	$(1,349,647)
2021	$637,347	$0	$5,373,899	$—	$6,011,246

2025 Proxy Statement	Sun Country Airlines	39

Executive Compensation

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$745,661	$(11,591)	$0	$(21,300)	$—	$—	$712,770
2023	$221,412	$(831)	$76,247	$1,676,316	$—	$—	$1,973,144
2022	$264,220	$(1,950,545)	$20,619	$(108,208)	$—	$—	$(1,773,915)
2021	$0	$4,477,443	$0	$896,456	$—	$—	$5,373,899

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: NYSE ARCA Airline Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, interest income, provision for income taxes, stock-based compensation expense, impact of Special Items, net, adjustments to the Tax Receivable Agreement (“TRA”) for the period (as presented in Note 13 of Part II, Item 8 of the 2024
10-K)
and other cash and
non-cash
charges resulting from matters we consider not to be indicative of our ongoing operations.

(9)
Compensation Actually Paid for 2023 reflects the fact that a number of the NEOs’ performance-based stock options vested during 2023 and were fully vested by December 31, 2023. These options vested based on achievement of certain multiples of invested capital of our former major private equity holder and do not reflect amounts actually paid to the NEOs during such year.

(10)
Actual Compensation Paid for 2021 reflects the fact that the Company’s stock price increased following its IPO, which results in correspondingly higher valuations of equity-based awards as presented in the table above. These amounts do not necessarily reflect compensation paid or received during such year.

Financial Performance
As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows, in no particular order:

•	Fuel-neutral Adjusted EBT Margin

•	Adjusted EBT Margin Ranking

•	Adjusted CASM

•	Relative Adjusted Pre-Tax Margin Ranking

•	Adjusted Earnings Per Share

40	Sun Country Airlines	2025 Proxy Statement

Executive Compensation

Relationship between Compensation Actually Paid and Total Shareholder Return

Compensation actually paid to our CEO and non-CEO NEOs on average as a group (as calculated pursuant to Item 402(v) of Reg S-K) was highest during 2021, which correlates with our total shareholder return for 2021, which was higher in 2021 than in 2022 or 2023 or 2024. Relatedly, Company total shareholder return decreased from 2021 to 2022, and compensation actual paid also decreased from 2021 to 2022.

Relationship between Compensation Actually Paid and Net Income

Compensation actually paid to our CEO and non-CEO NEOs on average as a group (as calculated pursuant to Item 402(v) of Reg S-K) for 2021, 2022, 2023 and 2024 directly correlates to net income levels for those years. Specifically, compensation actually paid was lowest during 2022 (as compared to 2021 and 2023 and 2024), and net income was lowest during 2022 (as compared to 2021 and 2023 and 2024). Similarly, compensation actually paid was highest in 2021 (as compared to 2022 and 2023 and 2024), and net income was highest during 2021 (as compared to 2022 and 2023 and 2024).

Relationship between Compensation Actually Paid and Adjusted EBITDA

Compensation actually paid to our CEO and non-CEO NEOs on average as a group (as calculated pursuant to Item 402(v) of Reg S-K) for 2021, 2022, 2023 and 2024 does not directly correlate to Adjusted EBITDA for the years presented in the table. Compensation actually paid was highest in 2021 (as compared to 2022 and 2023 and 2024), and Adjusted EBITDA was lowest during 2021 (as compared to 2022 and 2023 and 2024).

Relationship between Company TSR and Peer Group TSR

For 2021, Company total shareholder return was slightly higher than peer group total shareholder return. During 2022, Company total shareholder return was slightly lower than peer group total shareholder return. Peer group total shareholder return in 2023 increased from 2022, whereas Company total shareholder return for 2023 remained relatively consistent with 2022 levels. Peer group total shareholder return in 2024 decreased slightly from 2023, and Company total shareholder return for 2024 also decreased slightly from 2023 levels.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are hereby disclosing the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO.

We determined the pay ratio under the requirements of Item 402(u) of Regulation S-K. Mr. Bricker was our principal executive officer during all of 2024, and his annual total compensation is disclosed, in detail, in the “Summary Compensation Table” in this Proxy Statement.

We identified the median employee by examining the 2024 total compensation for all individuals, excluding Mr. Bricker, who were employed by us on December 31, 2024, the last day of our payroll year. As of December 31, 2024, we had 3,141 employees. For the identified median employee, we did not make any assumptions, adjustments, or estimates to calculate the pay ratio, and only employees who were employed by us as of December 31, 2024 were included. We used Box 1 of Form W-2 as a consistently applied compensation measure. After identifying the median employee based on this analysis, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as outlined in the “Summary Compensation Table” in this Proxy Statement. The SEC rules allow for varying methodologies for companies to identify their median employee. Other companies may have different employment and compensation practices and may utilize different methodologies, estimates and assumptions in calculating their own pay ratios. Therefore, the pay ratios reported by other companies are unlikely to be relevant for purposes of comparison to our pay ratio.

The median of the annual total compensation of all employees in 2024, excluding our CEO, was $38,532. The annual total compensation of Mr. Bricker in 2024 was $3,481,966. Accordingly, for 2024, the ratio of annual total compensation of our principal executive officer to the annual total compensation of our median employee was 90:1.

2025 Proxy Statement	Sun Country Airlines	41

Executive Compensation

Director Compensation

2024 Director Compensation

During 2024, none of the members of our Board of Directors received any compensation from the Company for their services on the Board, except as set forth below. The Board of Directors periodically reviews director compensation to ensure that it is appropriate and in line with our Peer Group. During fiscal 2024, the non-employee directors received the following compensation: annual cash retainer fee equal to $75,000 ($125,000 for the Board Chair) and additional fees as follows: $25,000 for the Audit Committee Chair, $20,000 for the Compensation and Human Resources Committee Chair, $15,000 for the Nominating and Corporate Governance Committee Chair and $15,000 for the Safety Committee Chair. All cash retainers are paid quarterly. Non-employee directors also receive an annual equity retainer consisting of RSUs having a grant date value of $120,000 ($170,000 for the Board Chair). The annual equity retainers are generally granted in connection with the Company’s annual stockholders’ meeting each year; in addition, newly-appointed directors receive a pro-rata annual equity grant at the time they join the Board.

Name	Fees earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jude Bricker	—	—	—	—
Dave Davis(4)	—	—	—	—
Marion Blakey	$95,000	$120,000	—	$215,000
Thomas C. Kennedy	$100,000	$120,000	—	$220,000
Patrick O’Keeffe	$80,000	$120,000	—	$200,000
Gail Peterson	$75,000	$120,000	$1,650	$196,650
Kerry Philipovitch	$90,000	$120,000	$7,800	$217,800
Jennifer Vogel	$125,000	$170,000	—	$295,000

(1)	This reflects fees earned or paid in cash in respect of services provided in fiscal year 2024.
(2)

The amounts reported reflect the aggregate grant date fair value of each award granted in 2024, calculated in accordance with FASB ASC Topic 718. During 2024, certain of our directors were granted restricted stock units that vest on the first anniversary of the grant date, subject to continued service on our Board of Directors.

(3)

The amounts under “All Other Compensation” represent the ATP benefit utilized by the director. For fiscal year 2024, directors received a travel bank of $10,000 under the ATP. The value of this benefit is reported as taxable income with taxes on such income paid for by the Company.

(4)	Mr. Davis resigned from his position as President and Chief Financial Officer and as a director effective on April 16, 2025.

As of December 31, 2024, each of the non-employee directors held unvested, outstanding stock awards as follows: Marion Blakey (11,386); Thomas C. Kennedy (11,386); Patrick O’Keeffe (11,386); Kerry Philipovitch (11,386); Gail Peterson (11,386); and Jennifer Vogel (16,130).

42	Sun Country Airlines	2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” for a discussion of compensation arrangements for our NEOs and directors) and the transactions discussed below, there were no transactions since the beginning of our 2024 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification, and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our General Counsel and Audit Committee.

The policy requires that notice of a proposed related person transaction be provided to the Chief Legal Officer prior to entry into such transaction. If the Chief Legal Officer determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. If we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Anuvu

We use Anuvu Corporation (“Anuvu”), a provider of media, content, connectivity, and data analytics, as an in-flight Wi-Fi provider for a select few of our aircraft. Anuvu is partially owned by investment funds managed by affiliates of Apollo. We expensed approximately $244,100 for services with Anuvu in 2024, which services were provided on an arms’ length basis.

Stockholders Agreement

On May 16, 2018, SCA Acquisition Holdings, LLC entered into the Amended and Restated Stockholders’ Agreement (as amended or modified from time to time, the “Stockholders Agreement”) with the Apollo Stockholder and the co-investors and other stockholders party thereto, which imposes certain transfer restrictions and provides for the Company’s right to repurchase any common stock proposed to be sold by the holders party thereto and the Company’s right to repurchase any common stock held by such holders in the event they are terminated from their employment or consultancy with the Company. The Stockholders Agreement specifies that Amazon will have the right to nominate a member or an observer to our Board of

2025 Proxy Statement	Sun Country Airlines	43

Certain Relationships and Related Person Transactions

Directors for so long as Amazon holds the 2019 Warrants or any shares of common stock issued upon exercise of the 2019 Warrants and the ATSA remains in effect. The Stockholders Agreement also provided the Apollo Stockholder with certain drag-along rights and the other holders party thereto with certain tag-along rights in the event of a disposition of the shares of common stock held by them. Apollo also held certain information rights, and certain consent rights pursuant to the Stockholders Agreement.

On January 31, 2020, in connection with the Reorganization Transactions, the Stockholders Agreement was amended and restated to reflect the Apollo Stockholder’s acquisition of SCA common stock and our conversion to a corporation. We further amended and restated the Stockholders Agreement in connection with our initial public offering to eliminate certain transfer restrictions and the repurchase, drag-along and tag-along rights and to provide that the Apollo Stockholder had the right subject to holding a specific voting percentage to nominate a number of directors of the board. In February 2025, following a secondary public offering of all common stock held by the Apollo Stockholder in the Company, the rights of the Apollo Stockholder under the Stockholders Agreement were terminated.

Registration Rights Agreement

On March 19, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Stockholder, Amazon, PAR Investment Partners, L.P. and certain of our existing holders of our common stock prior to our initial public offering (collectively, the “Holders”). Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Stockholder and, under certain circumstances, Amazon, may require that we register for public resale under the Securities Act all shares of common stock that it requests to be registered at any time, subject to the restrictions in the lock-up agreements, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $50.0 million.

In addition, the Apollo Stockholder and, under certain circumstances, Amazon, have the right to require us to register the sale of the common stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Stockholder also has the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and all Holders have the right to participate in these underwritten offerings.

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Stockholder), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.

In February 2025, following a secondary public offering of all common stock held by the Apollo Stockholder in the Company, the rights of the Apollo Stockholder under the Registration Rights Agreement were terminated.

Income Tax Receivable Agreement

On March 19, 2021, we entered into an income tax receivable agreement pursuant to which our pre-IPO stockholders, which includes certain members of the Company’s management and certain members of the Company’s Board of Directors, have the right to receive payment by us of 85% of the amount of cash savings, if any, in U.S. federal, state, local, and foreign income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of a change of control and certain subsidiary dispositions, as discussed below) for periods starting at least 12 months after the closing date of our initial public offering as a result of the utilization

44	Sun Country Airlines	2025 Proxy Statement

Certain Relationships and Related Person Transactions

of our and our subsidiaries’ tax attributes existing at the time of our initial public offering. These tax attributes, which we refer to as the “Pre-IPO Tax Attributes,” include net operating loss carryforwards, deductions, tax basis and certain other tax attributes, in each case that relate to periods (or portions thereof) ending on or prior to the closing date of our initial public offering.

We expect to be able to utilize the Pre-IPO Tax Attributes. We expect that the Pre-IPO Tax Attributes will reduce the amount of tax that we and our subsidiaries would otherwise be required to pay in the future.

For purposes of the income tax receivable agreement, cash savings in income tax are computed by reference to the reduction in the liability for income taxes resulting from the utilization of the tax benefits subject to the income tax receivable agreement. The term of the income tax receivable agreement will continue until all relevant tax benefits have been utilized or expired.

Our counterparties under the income tax receivable agreement will not reimburse us for any payments previously made if such tax benefits are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in such circumstances we could make payments under the income tax receivable agreement that are greater than our and our subsidiaries’ actual cash tax savings.

Any future changes in the realizability of our Pre-IPO Tax Attributes in each case, attributable to periods prior to our initial public offering, will impact the amount of the liability that will be paid to our pre-IPO stockholders, which includes certain members of the Company’s management and certain members of the Company’s Board of Directors. Assuming no material changes in the relevant tax law, that we and our subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the income tax receivable agreement and our current taxable income estimates, we would expect that future payments under the income tax receivable agreement will aggregate to approximately $97.69 million as of December 31, 2024. We plan to use cash flow from operations and availability under the Revolving Credit Facility to fund our obligations under the income tax receivable agreement.

If we undergo certain mergers, stock and asset sales, other forms of business combinations or other transactions constituting a “change of control” as defined in the income tax receivable agreement, the income tax receivable agreement will terminate and we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement, which payment would be based on certain assumptions, including the assumption that we and our subsidiaries have sufficient taxable income to fully utilize the Pre-IPO Tax Attributes. Additionally, if we sell or otherwise dispose of any of our subsidiaries in a transaction that is not a change of control, we will be required to make a payment equal to the present value of future payments under the income tax receivable agreement attributable to the tax benefits of such subsidiary that is sold or disposed of, applying the assumptions described above.

The income tax receivable agreement provides that in the event that we breach any of our material obligations under it, whether as a result of our failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under it or by operation of law as a result of the rejection of it in a case commenced under the United States Bankruptcy Code or otherwise, then all our payment and other obligations under the income tax receivable agreement will be accelerated and will become due and payable applying the same assumptions described above. Such payments could be substantial and could exceed our actual cash tax savings under the income tax receivable agreement. Payment obligations under the income tax receivable agreement are our obligations and not obligations of any of our subsidiaries. Because we are a holding company with no operations of our own, our ability to make payments under the income tax receivable agreement is dependent on the ability of our subsidiaries to make distributions to us. Our existing and future debt agreement, as well as restrictions in government programs, may restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the income tax receivable agreement. The actual utilization of the Pre-IPO Tax Attributes as well as the timing of any payments under the income tax receivable agreement will vary depending upon a number of factors, including the amount, character and timing of our and our subsidiaries’ taxable income in the future.

To the extent that we are unable to make payments under the income tax receivable agreement, such payments will be deferred and will accrue interest at a rate of SOFR plus 3.00%-5.00%.

2025 Proxy Statement	Sun Country Airlines	45

Certain Relationships and Related Person Transactions

Based on our current income projections, we anticipate that payments under the income tax receivable agreement will be made when, and in amounts equal to 85% of, the cash tax saving we actually realize as a result of utilization of Pre-IPO Tax Attributes. However, due to the manner in which payments under the income tax receivable agreement are calculated, such payments may be greater than, and made in advance of, our actual cash tax savings attributable to the Pre-IPO Tax Attributes.

46	Sun Country Airlines	2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with KPMG the audited financial statements of the Company for the fiscal year ended December 31, 2024. The Audit Committee has discussed with KPMG the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of KPMG with that firm.

Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

Members of the Audit Committee:

Thomas C. Kennedy, Chairperson

Kerry Philipovitch

Jennifer Vogel

2025 Proxy Statement	Sun Country Airlines	47

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Year Ended December 31,

Fee Category	2024	2023
Audit Fees	$1,305,500	$1,400,200
Audit-Related Fees	$261,100	$181,725
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$1,566,600	$1,581,925

Audit Fees—primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and the issuance of consents and for other periodic reports or documents filed with the SEC.

Audit-Related Fees—represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including fees related to the Company’s filings with the SEC and related comfort letters for its initial public offering and secondary offerings, and annual PFC audit.

Tax Fees—represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees—consist of all other fees for services other than those in the above categories and primarily consist of non-audit due diligence procedures in connection with our mergers and acquisitions.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

48	Sun Country Airlines	2025 Proxy Statement

PROPOSAL 2—NON-BINDING (ADVISORY) VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to provide our stockholders with an advisory vote to approve NEOr compensation at least every three years, beginning with the 2024 Annual Meeting. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our NEOs as disclosed under the heading “Executive Compensation” beginning on page 20 of this proxy statement. At the 2024 annual meeting of stockholders, our stockholders voted to hold such “say-on-pay” votes every year.

Our executive compensation program is designed to attract, motivate and retain highly qualified executives who are able to help achieve the Company’s objectives and create stockholder value over the long term. Our executive compensation programs and objectives are described in detail in “Executive Compensation-Compensation Discussion and Analysis” and the level of compensation paid to our NEOs during the last three years is set out in the Summary Compensation Table and related information. Our Compensation and Human Resources Committee believes that our executive compensation program is effective in achieving our objectives.

This advisory vote to approve NEO compensation is not binding on our Board or the Compensation and Human Resources Committee. However, the Board and the Compensation and Human Resources Committee value our stockholders’ input and will take into account the result of the vote when determining future executive compensation arrangements.

The Board of Directors recommends that the stockholders vote “FOR” the advisory approval of named executive officer compensation.

2025 Proxy Statement	Sun Country Airlines	49

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2018 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of KPMG are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote “FOR” such ratification.

50	Sun Country Airlines	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the Record Date (or such other date indicated in the footnotes below), by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our NEOs for fiscal year 2024;

•	each of our current directors; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 2005 Cargo Road, Minneapolis, MN 55450. As of the Record Date, 53,207,689 shares of common stock were issued and outstanding.

	Shares of Common Stock Beneficially Owned

	Number	Percent
5% Stockholders
Blackrock, Inc.(1)	6,899,719	13.0%
The Vanguard Group(2)	4,628,200	8.7%
Citadel Advisors LLC Citadel Advisors Holdings LP Citadel GP LLC Citadel Securities LLC Citadel Securities Group LP Citadel Securities GP LLC(3)	3,196,914	6.0%
Ameriprise Financial, Inc. Columbia Management Investment Advisers, LLC(4)	3,118,136	5.9%
Macquarie Group Limited; Macquarie Management Holdings Inc; and Macquarie Investment Management Business Trust(5)	3,062,024	5.8%
U.S. Global Jets ETF(6)	2,850,525	5.4%
Named Executive Officers and Directors
Marion Blakey(7)	28,767	*
Jude Bricker	1,441,566	2.7%
Dave Davis	359,380	*
Thomas C. Kennedy(8)	27,472	*
Gregory Mays	428,600	*
Rose Neale	21,897	*
Patrick O’Keeffe(9)	28,703	*
Gail Peterson(10)	23,888	*
Kerry Philipovitch(11)	31,380	*
Jennifer Vogel(12)	44,869	*
Grant Whitney	197,526	*
All current directors and executive officers as a group (11 persons)(13)	2,634,048	5.0%

2025 Proxy Statement	Sun Country Airlines	51

Security Ownership of Certain Beneficial Owners and Management

*	Less than 1%.
(1)

Information regarding beneficial ownership of our common stock by Blackrock, Inc. is included herein based on an Amendment No. 2 to a Schedule 13G filed with the SEC on November 8, 2024, relating to such shares beneficially owned as of September 30, 2024. Blackrock, Inc. has sole voting power with respect to 6,762,950 shares of the Company’s common stock and sole dispositive power with respect to 6,899,719 shares of the Company’s common stock. The address for Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)

Information regarding beneficial ownership of our common stock by The Vanguard Group is included herein based on an Amendment No. 4 to a Schedule 13G filed with the SEC on November 12, 2024, relating to such shares beneficially owned as of September 30, 2024. The Vanguard Group has shared voting power with respect to 122,128 shares of the Company’s common stock, sole dispositive power with respect to 4,485,093 shares of the Company’s common stock and shared dispositive power with respect to 143,107 shares of the Company’s common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Information regarding beneficial ownership of our common stock by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”), and Kenneth Griffin is included herein based on a Schedule 13G jointly filed with the SEC on February 14, 2024, relating to such shares beneficially owned as of February 11, 2025. Mr. Kenneth Griffin is the President and Chief Executive Officer of CGP which owns a controlling interest in CGP and CSGP. Mr. Griffin disclaims any beneficial ownership of the shares of 3,196,914. Citadel Advisors, CAH and CGP each have shared voting power and shared dispositive power over 3,070,467 shares of the Company’s common stock. Citadel Securities, CALC4 and CSGP each have shared voting power and shared dispositive power over 126,477 shares of the Company’s common stock. Mr. Kenneth Griffin has shared voting power and shared dispositive power over 3,196,914 shares of the Company’s common stock The address for Citadel Advisors, CAH, CGP, Citadel Securities, CALC4, CSGP and Mr. Kenneth Griffin is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(4)

Information regarding beneficial ownership of our common stock by Ameriprise Financial, Inc. (“Ameriprise”) and Columbia Management Investment Advisers, LLC (“Columbia”), is included herein based on a Schedule 13G jointly filed with the SEC on February 14, 2025, relating to such shares beneficially owned as of December 31, 2024. Ameriprise and Columbia have shared voting power over 3,099,398 shares of the Company’s common stock, and Ameriprise has shared dispositive power over 3,118,136 shares of the Company’s common stock and Columbia has shared dispositive power over 3,115,176 shares of the Company’s common stock. The address for Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address of Columbia is 290 Congress Street, Boston, MA 02210.

(5)

Information regarding beneficial ownership of our common stock by Macquarie Group Limited (“MGL”), Macquarie Management Holdings Inc. (“MMH”) and Macquarie Investment Management Business Trust (“MIMBT”), is included herein based on Amendment No. 1 to Schedule 13G jointly filed with the SEC on November 1, 2024, relating to such shares beneficially owned as of September 30, 2024. MGL has no voting power over any of the shares of the Company’s common stock. MMH and MIMBT each have sole voting power and sole dispositive power with respect to 3,062,024 shares of the Company’s common stock. The address for MGL is Level 1, 1 Elizabeth Street, Sydney, New South Wales, Australia. The address of MMH and MIMBT is 610 Market Street, Philadelphia, PA 19106.

(6)

Information regarding beneficial ownership of our common stock by U.S. Global Jets ETF is included herein based on Schedule 13G filed with the SEC on February 8, 2024, relating to such shares beneficially owned as of December 31, 2023. U.S. Global Jets ETF has sole voting power and sole dispositive power with respect to all of its shares of the Company’s common stock. The address for by U.S. Global Jets ETF is 615 East Michigan Street, Milwaukee, Wisconsin 53202.

(7)	Number of shares of common stock beneficially owned includes 11,386 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(8)	Number of shares of common stock beneficially owned includes 11,386 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(9)	Number of shares of common stock beneficially owned includes 11,386 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(10)	Number of shares of common stock beneficially owned includes 11,386 shares of common stock issuable upon the vesting of restricted stock units within 60 days.

52	Sun Country Airlines	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(11)	Number of shares of common stock beneficially owned includes 11,386 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(12)	Number of shares of common stock beneficially owned includes 16,130 shares of common stock issuable upon the vesting of restricted stock units within 60 days.
(13)

Number of shares of common stock beneficially owned includes 73,060 shares of common stock issuable upon the vesting of restricted stock units within 60 days. This group includes (i) all non-employee directors as of the Record Date and (ii) all executive officers as of the Record Date.

2025 Proxy Statement	Sun Country Airlines	53

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to the fiscal year ended December 31, 2024, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during the fiscal year ended December 31, 2024.

54	Sun Country Airlines	2025 Proxy Statement

STOCKHOLDER PROPOSALS

A holder of the Company’s common stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act”, respectively) must deliver the proposal to our principal executive offices (Sun Country Airlines Holdings, Inc., 2005 Cargo Road, Minneapolis, MN 55450) to the attention of our Secretary no later than the close of business on December 26, 2025 unless the date of the 2026 Annual Meeting is more than 30 days before or after June 11, 2026, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2026 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, other than any nomination for an Amazon Director, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2026.

2025 Proxy Statement	Sun Country Airlines	55

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, this proxy statement and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy statement, either now or in the future, please contact the Legal Department by mailing a request to Sun Country Airlines Holdings, Inc., Attn: Legal Department, 2005 Cargo Road, Minneapolis, MN 55450, or by calling our telephone number at 651-389-3281. Upon written or oral request to the Legal Department, we will promptly provide a separate copy of the Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, and this proxy statement and Notice of Internet Availability of Proxy Materials. In addition, stockholders at a shared address who receive multiple Notice of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

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OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is www.ir.suncountry.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2024, as filed with the SEC. Requests should be directed to www.investorelections.com/SNCY, by calling 1-866-648-8133, or by emailing your 12 digit control number to paper@investorelections.com.

2025 Proxy Statement	Sun Country Airlines	57

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

58	Sun Country Airlines	2025 Proxy Statement

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Sun Country Airlines Holdings, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 14, 2025 Wednesday, June 11, 2025 9:00 AM, Central Time Annual meeting to be held virtually via the internet—please visit www.proxydocs.com/SNCY for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 11:59 PM, Eastern Time, June 10, 2025. Internet: www.proxypush.com/SNCY Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-5402 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/SNCY This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Rose Neale, General Counsel (the “Named Proxy”), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes them, to vote all the shares of capital stock of Sun Country Airlines Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Sun Country Airlines Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To re-elect Class I directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2028; FOR WITHHOLD 1.01 Thomas C. Kennedy FOR #P2# #P2# 1.02 Gail Peterson FOR #P3# #P3# 1.03 Jennifer Vogel FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To vote, on a non-binding, advisory basis, to approve the compensation of the Company’s FOR Named Executive Officers; #P5# #P5# #P5# 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public FOR accounting firm for the fiscal year ending December 31, 2025; #P6# #P6# #P6# Note: To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/SNCY Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appear(s) on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership name and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date